UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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In re                                  :
                                       :
DISCOVERY ZONE, INC., et al.,*         :    Chapter 11
                      -- ---
                                       :    Case No. 96-411 (HSB)
                                       :
                     Debtors.          :    (Jointly Administered)
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                   THIRD AMENDED JOINT PLAN OF REORGANIZATION
                         PURSUANT TO 11 U.S.C. ss. 1129


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* Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ
  of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.

                                TABLE OF CONTENTS

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ARTICLE I     INTRODUCTION................................................... 1

ARTICLE II    DEFINITIONS; RULES OF INTERPRETATION
              AND COMPUTATION OF TIME........................................ 1
    Section 2.1.  Scope of Definitions......................................  1
    Section 2.2.  Definitions...............................................  1
    Section 2.3.  Rules of Interpretation................................... 11
    Section 2.4.  Computation of Time....................................... 12

ARTICLE III   CLASSIFICATION OF CLAIMS AND INTERESTS........................ 12
    Section 3.1.  Class 1 - Administrative Expense Claims................... 12
    Section 3.2.  Class 1A - Small Claims................................... 12
    Section 3.3.  Class 2 - Tax Claims...................................... 12
    Section 3.4.  Class 3 - Priority Claims................................. 12
    Section 3.5.  Class 4A - McDonald's Secured Claim....................... 12
    Section 3.6.  Class 4B - McDonald's Secured Rent Deferral Claims........ 12
    Section 3.7.  Class 5 - Miscellaneous Secured Claims.................... 12
    Section 3.8.  Class 6 - Credit Agreement Claims......................... 13
    Section 3.9.  Class 7 - General Unsecured Claims........................ 13
    Section 3.10.  Class 8 - Certain Unsecured Personal Injury Claims....... 13
    Section 3.11.  Class 9 - LYONS Claims................................... 13
    Section 3.12.  Class 10 - Other Unsecured Claims........................ 13
    Section 3.13.  Class 11 - Insured Claims................................ 13
    Section 3.14.  Class 12 - Subordinated Unsecured Claims................. 13
    Section 3.15.  Class 13 - Intercompany Claims........................... 13
    Section 3.16.  Class 14 - Common Stock and Partnership Interests........ 13

ARTICLE IV    TREATMENT OF CLASSES OF CLAIMS AND INTERESTS.................. 13
    Section 4.1.  Class 1 - Administrative Expense Claims................... 13
    Section 4.2.  Class 1A - Small Claims................................... 14
    Section 4.3.  Class 2 - Tax Claims...................................... 14
    Section 4.4.  Class 3 - Priority Claims................................. 14
    Section 4.5.  Class 4A - McDonald's Secured Claim....................... 14
    Section 4.6.  Class 4B -- McDonald's Secured Rent Deferral Claims....... 15
    Section 4.7.  Class 5 - Miscellaneous Secured Claims.................... 16
    Section 4.8.  Class 6 - Credit Agreement Claims......................... 17
    Section 4.9.  Class 7 - General Unsecured Claims........................ 18
    Section 4.10.  Class 8 - Certain Unsecured Personal Injury Claims....... 18
    Section 4.11.  Class 9 - LYONS Claims................................... 19
    Section 4.12.  Class 10 - Other Unsecured Claims........................ 19


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    Section 4.13.  Class 11 - Insured Claims................................ 20
    Section 4.14.  Class 12 - Subordinated Unsecured Claims................. 20
    Section 4.15.  Class 13 - Intercompany Claims........................... 20
    Section 4.16.  Class 14 - Common Stock and Partnership Interests........ 20
    Section 4.17.  Nonconsensual Confirmation and Cramdown.................. 20
    Section 4.18.  Satisfaction of Claims and Interests..................... 21

ARTICLE V     MEANS FOR IMPLEMENTATION OF THIS PLAN......................... 21
    Section 5.1.  Initial Calculation For Distribution of Reorganized
                   DZ Units................................................. 21
    Section 5.2.  Distribution of Reorganized DZ Units to Class 6........... 21
    Section 5.3.  Distribution of Reorganized DZ Units to Class 7........... 22
    Section 5.4.  Distribution of Reorganized DZ Units to Class 9........... 22
    Section 5.5.  Calculations for Certain Distributions to Classes 7 and 9. 24
    Section 5.6.  Distribution of the Class 8 Insurance Fund to Class 8..... 26
    Section 5.7.  Distribution of Reorganized DZ Units to Class 10.......... 27
    Section 5.8.  Distribution of Fractional Reorganized DZ Units........... 27
    Section 5.9.  Cash Distribution to Classes 7, 8 and 10.................. 28
    Section 5.10.  Public Listing of New Common Stock....................... 28
    Section 5.11.  Merger of Reorganized Debtors............................ 28
    Section 5.12.  Request for Substantive Consolidation.................... 29
    Section 5.13.  Employee Retention Plan.................................. 29
    Section 5.14.  Stock Incentive Plan..................................... 29
    Section 5.15.  Subordination............................................ 29
    Section 5.16.  Disputed Claims.......................................... 29
    Section 5.17.  Withholding of Taxes..................................... 31
    Section 5.18.  Professional Fees and Expenses; Administrative
                    Expense Claims Bar Date................................. 31
    Section 5.19.  Transactions on Business Days............................ 31
    Section 5.20.  Unclaimed Property....................................... 31
    Section 5.21.  Fractional Cents......................................... 31
    Section 5.22.  Revesting of Assets...................................... 32

ARTICLE VI    METHOD OF RESOLUTION FOR PERSONAL INJURY
              DISPUTED CLAIMS............................................... 32
    Section 6.1.  Information Assembly...................................... 32
    Section 6.2.  Settlement Offers......................................... 32
    Section 6.3.  Mediation................................................. 33
    Section 6.4.  Arbitration and Trial..................................... 34

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                                                                            Page
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ARTICLE VII   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
              LEASES; INDEMNIFICATION OBLIGATIONS.......................... 34
    Section 7.1.  Assumption and Rejection of Executory Contracts
                   and Unexpired Leases.................................... 34
    Section 7.2.  Cure of Defaults......................................... 35
    Section 7.3.  Claims for Damages....................................... 35
    Section 7.4.  Classification of Claim.................................. 35
    Section 7.5.  Indemnification Obligations.............................. 35

ARTICLE VIII  CERTIFICATE OF INCORPORATION; CORPORATE
              GOVERNANCE................................................... 36
    Section 8.1.  Certificate of Incorporation............................. 36
    Section 8.2.  New Board of Directors................................... 36

ARTICLE IX    CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE................ 37
    Section 9.1.  Confirmation............................................. 37
    Section 9.2.  Effective Date........................................... 37
    Section 9.3.  Waiver of Conditions..................................... 37

ARTICLE X     RETENTION OF JURISDICTION.................................... 37
    Section 10.1.  Retention of Jurisdiction............................... 37

ARTICLE XI    EFFECTS OF CONFIRMATION...................................... 39
    Section 11.1.  Discharge............................................... 39
    Section 11.2.  Limitation of Liability................................. 39
    Section 11.3.  Injunction.............................................. 40
    Section 11.4.  Modification and Revocation of this Plan................ 41

ARTICLE XII   MISCELLANEOUS PROVISIONS..................................... 41
    Section 12.1.  Headings................................................ 41
    Section 12.2.  Construction............................................ 41
    Section 12.3.  Amendments.............................................. 41
    Section 12.4.  Notices................................................. 41
    Section 12.5.  Creditors' Committee.................................... 42
    Section 12.6.  Severability of Plan Provisions......................... 42
    Section 12.7.  Plan Settlement Agreement............................... 42

SCHEDULES

Schedule 1    List of Debtors
Schedule 2    Executory Contracts and Unexpired Leases to be Assumed

EXHIBITS

Exhibit A     Form of Certificate of Incorporation of Reorganized Discovery Zone
Exhibit B     Form of By-Laws of Reorganized Discovery Zone
Exhibit C     Employee Retention Program
Exhibit D     Form of Agreement and Plan of Merger
Exhibit E     Form of Warrant Agreement
Exhibit F     Form of Stock Incentive Plan
Exhibit G     McDonald's Stipulation
Exhibit H     Form of Plan Settlement Agreement

                                    ARTICLE I

                                  INTRODUCTION

            Discovery Zone, Inc. and its affiliates listed in Schedule 1 hereto, debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the "Debtors"), and Birch Holdings LLC, a New York limited liability company (collectively with the Debtors, the "Plan Proponents"), propose this Third Amended Joint Plan of Reorganization under chapter 11 of the United States Bankruptcy Code pursuant to section 1121(a), title 11 of the United States Code (this "Plan"). A Disclosure Statement, including the Exhibits thereto, sets forth a discussion of the Debtors' history, business and a summary and analysis of this Plan.

                                   ARTICLE II

                      DEFINITIONS; RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

            Section 2.1. Scope of Definitions. For purposes of this Plan, the following words or phrases shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise provided in this Plan, all terms used herein shall have the meanings assigned to such terms in the Bankruptcy Code (as hereinafter defined).

            Section 2.2. Definitions.

            "Administrative Expense Claim" means a Claim against the Debtors or portion of a Claim against the Debtors for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the commencement of the Cases of preserving the Estates and operating the businesses of any Debtor, including wages, salaries or commissions for services; (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses allowed under section 330(a) or 331 of the Bankruptcy Code; and (c) all charges assessed against the Estates under chapter 123, title 28 of the United States Code.

            "Administrative Expense Claim Bar Date" means the date set by the Bankruptcy Court as the last day for the holders of Administrative Expense Claims (other than professional fees and expenses) arising prior to the Confirmation Date to file a request for payment of an Administrative Expense Claim under section 503(a) of the Bankruptcy Code and after which date all such Administrative Expense Claims as to which a request for payment has not been made shall be forever barred.

            "Allowed Claim" or "Allowed Interest" or "Allowed" means a Claim against or Interest in any of the Debtors, or any portion thereof, to the extent that:

            (a)   proof of the Claim or Interest was:

                  (i)   timely filed; or

                  (ii) deemed filed under applicable law or by reason of an order of the Bankruptcy Court; and

            (b)   (i)   no Debtor, or any other party in interest entitled to do
                        so, has filed an objection within a time fixed by the Bankruptcy Court; or

                  (ii)  the Claim or Interest is allowed by a Final Order; and

            (c) with respect to an application for compensation or reimbursement of an Administrative Expense Claim, the amount of such Administrative Expense Claim which has been approved by the Bankruptcy Court.

            "Ballot Date" means the date on which ballots accepting or rejecting this Plan must be submitted, as set forth in the order of the Bankruptcy Court dated March 11, 1997.

            "Ballot Solicitation Date" means the date by which the Debtors must send a ballot, Disclosure Statement and any accompanying materials to creditors entitled to vote on the Plan, as set forth in the order of the Bankruptcy Court dated March 11, 1997.

            "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended.

            "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, in which these Cases are pending.

            "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

            "B1 Investments, LLC" means B1 Investments, LLC, a New York limited liability company and a member of Birch.

            "Bar Date" means the applicable bar date by which a proof of Claim must be filed, as established by order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

            "Bar Date Order" means the Order Pursuant to Bankruptcy Rule 3003(c)(3), Fixing November 29, 1996 As The Last Day For Filing Of Proofs Of Claim Against The Debtors And Approving Form And Manner Of Notice Thereof, entered by the Bankruptcy Court on August 16, 1996, as subsequently amended or supplemented.

            "Birch" means Birch Holdings LLC, a New York limited liability company and its affiliates.

            "Birch Administrative Claim" means the Class 1 Administrative Claim held by Birch for reimbursement of fees and expenses which Birch has incurred in respect of the substantial contribution which Birch has made to these Cases.

            "Business Day" means a day on which banks in New York City are not required or authorized to be closed.

            "Cases" means the jointly administered chapter 11 cases of the Debtors.

            "Cash" means lawful currency of the United States of America.

            "Cash Distributions" has the meaning set forth in Section 5.2.

            "Cash Deposits" has the meaning set forth in Section 5.2.

            "Certificate" has the meaning set forth in Section 5.4.

            "Claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            "Claims Estimation" has the meaning set forth in Section 12.2.

            "Class" means a group of Claims or Interests consisting of Claims or Interests, as the case may be, which are substantially similar to each other within the meaning of the Bankruptcy Code, as classified pursuant to Article III of this Plan.

            "Class 7 Calculation Claims Amount" has the meaning set forth in
Section 5.5.

            "Class 7 Distribution Percentage" has the meaning set forth in
Section 5.5.

            "Class 7 Cash Distribution" has the meaning set forth in Section
4.9.


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

            "Class 8 Cash Distribution" has the meaning set forth in Section
4.10.

            "Class 8 Initial Pro Rata Calculation Value" has the meaning set forth in Section 5.6.

            "Class 8 Insurance Fund" has the meaning set forth in Section 5.6.

            "Class 8 Insurance Fund Payment Date" has the meaning set forth in
Section 5.6.

            "Class 9 Distribution Percentage" has the meaning set forth in
Section 5.5.

            "Class 10 Cash Distribution" has the meaning set forth in Section 4.12.

            "Complete Cash Distribution and Deposit" has the meaning set forth in Section 5.2.

            "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order.

            "Confirmation Fund" means a segregated bank account into which shall be deposited Cash which is required to be distributed to holders of Administrative Expense Claims and all holders of Allowed Claims which are entitled to receive Cash distributions on the Effective Date.

            "Confirmation Hearing Date" means the first scheduled date on which the Bankruptcy Court hears evidence on confirmation of this Plan.

            "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

            "Contingent or Unliquidated Claims" means the Claims that have been filed as contingent or unliquidated with the Court prior to the Bar Date or that are listed as contingent or unliquidated in the Debtors' Statements of Financial Affairs filed with the Bankruptcy Court, as such statements may have been or may be amended, supplemented or otherwise modified from time to time in a filing with the Bankruptcy Court in accordance with the applicable Bankruptcy Rules.

            "Credit Agreement" means the certain Credit Agreement dated as of December 22, 1994, as amended, by and among Discovery Zone, Inc., the lenders named therein and NationsBank, N.A., as co-agent and Bank of Montreal as co-agent.

            "Creditor" means the holder of an Allowed Claim.

            "Creditors' Committee" means the committee of unsecured creditors of the Debtors officially appointed by the United States Trustee for Region 3 in the Cases.

            "Debtor" or "Debtors" means Discovery Zone, Inc., the Subsidiary Debtors and the Partnership Debtors, each a Debtor and, collectively, the Debtors.

            "Deficiency Claim" means a Claim equal to the amount, if any, by which the total Allowed Claim of any Creditor exceeds the sum of (i) any setoff rights of the Creditor against any Debtor provided for by applicable law and preserved by section 553 of the Bankruptcy Code plus (ii) the portion of such Claim that is a Secured Claim; provided, however, that, if the holder of such Claim makes the election provided for by section 1111(b)(2) of the Bankruptcy Code, there shall be no Deficiency Claim in respect of such Claim.

            "Disclosure Statement" means the Second Amended Disclosure Statement for the Debtors' Third Amended Joint Plan of Reorganization dated as of March 11, 1997, as such Disclosure Statement may be modified or amended from time to time, prepared pursuant to section 1125 of the Bankruptcy Code.

            "Disputed Claim" or "Disputed Interest" means a Claim or Interest with respect to which a proof of claim or interest, as the case may be, has been timely filed or deemed timely filed under applicable law, and as to which an objection, timely filed, has not been withdrawn on or before the Effective Date or any date fixed for filing such objections by order of the Bankruptcy Court, and has not been denied by a Final Order and which claim or interest has not been estimated or temporarily allowed by the Bankruptcy Court on timely motion by the holder of such claim or interest. If an objection related to the allowance of only a part of a Claim or Interest has been timely filed or deemed timely filed, such Claim or Interest shall be a Disputed Claim or Disputed Interest, as the case may be, only to the extent of the objection. For purposes of voting on this Plan, prior to allowance or denial by Final Order, the holder of each Disputed Claim which is Disputed as of the Ballot Solicitation Date shall be permitted to vote the amount of such Claim scheduled by any of the Debtors. In the event such Disputed Claim is scheduled as "contingent, disputed or unliquidated," or is not scheduled by any of the Debtors, the holder of such Disputed Claim shall not be permitted to vote on this Plan unless, upon timely motion of such holder, the Bankruptcy Court has estimated such Disputed Claim for voting purposes in sufficient time to enable such holder to submit its ballot prior to the Ballot Date.

            "Disputed Claims Reserve" has that meaning set forth in Section
5.16.

            "Effective Date" means a Business Day, as determined by the Plan Proponents, that is as soon as reasonably practicable but that is at least 11 days after the Confirmation Date and not more than 14 days after the first day on which (i) each of the conditions in Section 9.2 has either been satisfied or duly waived, (ii) no stay of the Confirmation Order is in effect, (iii) the Merger Transactions shall have been consummated, and (iv) Reorganized Discovery Zone's amended and restated certificate of incorporation shall have been filed with the Secretary of State of Delaware. Distributions to be made under this Plan on the Effective Date shall be made on, or the first Business Day after, the Effective Date.

            "Electing Class 7 Creditor" has the meaning set forth in Section
4.9.

            "Electing Class 8 Creditor" has the meaning set forth in Section
4.10.

            "Electing Class 10 Creditor" has the meaning set forth in Section 4.12.

            "Electing Holders" has the meaning set forth in Section 5.9.

            "Employee Retention Plan" means the employee retention plan which is described in Exhibit C to this Plan.

            "Estates" means the estates created in the Cases by section 541 of the Bankruptcy Code.

            "Existing Common Stock" means common stock issued by Discovery Zone, Inc. and each Subsidiary Debtor and outstanding on the Petition Date.

            "Existing Common Stock Options" means any and all rights, warrants or options to purchase shares of Existing Common Stock outstanding on the Petition Date.

            "Existing Partnership Interests" means all general and limited partnership interests in the Partnership Debtors outstanding on the Petition Date.

            "Exit Financing" means the financing required to be raised by the Debtors to satisfy the condition to the Effective Date described in Section 9.2(a).

            "Fee Auditor" means the fee auditor appointed in these Cases, Stuart, Maue, Mitchell & James, Ltd., and its counsel, Stone, Leyton & Gershman.

            "Final Order" means an order or judgment of the Bankruptcy Court the operation or effect of which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending or as to which any right to appeal or seek certiorari, review or rehearing has been waived in writing in a manner satisfactory to the Plan Proponents or, if an appeal, reargument, petition for certiorari or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has not been stayed or has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

            "Indenture Trustee" means Marine Midland Bank, successor trustee.

            "Indenture Trustee Reserve" has the meaning set forth in Section 5.4 of this Plan.

            "Insurer" means any insurance company who has issued a policy to the Debtors under which the Insurer may be responsible for any part of a Personal Injury Disputed Claim.

            "Intercompany Claims" means all Claims asserted by any Debtor against any other Debtor.

            "Interest" means any equity or partnership interest in any Debtor.

            "L&B Owned Properties" means (i) the fourteen (14) parcels of real property which are owned by Leaps & Bounds and as to which McDonald's holds valid and enforceable first priority mortgages and (ii) any proceeds obtained from the sale of a parcel of undeveloped real property in Columbia, Maryland and the sale of any of the parcels described in (i) which have not been applied, as of the Effective Date, against Claims held by McDonald's pursuant to the McDonald's Stipulation.

            "L&B Subleases" means the twenty-one (21) assumed subleases of nonresidential real property pursuant to which McDonald's is the sublandlord and Leaps & Bounds is the sublessee.

            "Leaps & Bounds" means Leaps & Bounds, Inc., a Delaware corporation and a Debtor.

            "Lexington 1994-1995 Insurance Policy" means a certain insurance policy number SLGL2828086 issued by Lexington Insurance Company for the policy period beginning June 16, 1994 and ending May 31, 1995.

            "Listing" has the meaning set forth in Section 5.10.

            "LYONS" means, collectively, the Liquid Yield Option Notes, due 2013, issued by Discovery Zone, Inc. on October 14, 1993 and outstanding as of the Petition Date.

            "LYONS Calculation Claims Amount" has the meaning set forth in
Section 5.5.

            "McDonald's" means McDonald's Corporation, a Delaware corporation.


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

            "McDonald's Secured Rent Deferral Claims" means the Secured Claims held by McDonald's as of the Effective Date in respect of rent deferrals granted to the Debtors pursuant to the McDonald's Stipulation in respect of obligations under certain of the L&B Subleases.

            "McDonald's Stipulation" means the Stipulation and Order Between Debtors and McDonald's Corporation Providing for the Resolution, Settlement and Compromise of Disputes and For Rent Deferrals and Allowance of Certain Claims, entered by the Bankruptcy Court on November 18, 1996, a true and correct copy of which is amended hereto as Exhibit I and is incorporated in this Plan as if set forth in its entirety.

            "Merger Agreement" means the Agreement and Plan of Merger attached as Exhibit D to this Plan.

            "Merger Subsidiaries" means (i) the Subsidiary Debtors (other than Discovery Zone (Puerto Rico), Inc. and Semborg Corp.), (ii) the Partnership Debtors and (iii) Metrozone, Inc. and Enchanted Castle II, Inc., each a Delaware corporation and wholly owned subsidiary of Discovery Zone, Inc.

            "Merger Transactions" means the merger of the Merger Subsidiaries with and into the U.S. Holding Company pursuant to the Merger Agreement.

            "Moore Administrative Claim" means the Class 1 Administrative Claim which may be held by Ms. Donna Moore against the Debtors in the event agreement as to a settlement of Ms. Moore's Claims against the Debtors is reached between and among Ms. Moore, the Plan Proponents and the Creditors' Committee, and which Claim, if agreement is reached, will be in the amount of $300,000 and will be subordinate to all superpriority Class 1 Administrative Claims.

            "New Common Stock" means common stock of Reorganized Discovery Zone issued pursuant to this Plan.

            "New Directors" means the members of the Board of Directors of Reorganized Discovery Zone whose names, affiliations and backgrounds are set forth in Exhibit 2 to the Disclosure Statement.

            "Partnership Debtors" means Discovery Zone L.P., a Delaware limited partnership, and Tumble for Fun Limited Partnership, a Delaware limited partnership.

            "Per Claim Distribution" has the meaning set forth in Section 5.1.

            "Person" has the meaning provided in section 101(41) of the Bankruptcy Code and also means, without limitation, a joint venture, trust, estate, an unincorporated association or organization, governmental entity or political subdivision, agency or representative thereof, or any other entity.

            "Personal Injury Disputed Claim" has the meaning set forth in
Section 6.1.

            "Petition Date" means March 25, 1996.

            "Plan" or "this Plan" has the meaning set forth in Article I.

            "Plan Proponents" has the meaning set forth in Article I.

            "Plan Settlement Agreement" has the meaning set forth in Section
12.7.

            "Prime Rate" means the rate of interest published by The Wall Street Journal (Northeast Edition), from time to time, as the prime rate.

            "Priority Claim" means all Claims which are entitled to priority under sections 507(a)(2)-(a)(7) and (a)(9) of the Bankruptcy Code.

            "Professionals" means those persons retained pursuant to an order of the Bankruptcy Court in accordance with section 327 or 1103 of the Bankruptcy Code.

            "Pro Rata" means the ratio of an Allowed Claim in a particular Class to the aggregate principal amount of all Allowed Claims in that Class.

            "Qualified 1994-1995 Personal Injury Claim" means an Unsecured Claim which either Lexington Insurance Company or the Debtors are obligated to satisfy in accordance with the terms of the Lexington 1994-1995 Insurance Policy, but only to the extent that such Claim is in excess of $25,000 and is less than $100,000.

            "Record Date" means the date on which the Bankruptcy Count enters an order pursuant to section 1125 of the Bankruptcy Code approving the Disclosure Statement.

            "Rent Deferral Secured Note" has that meaning set forth in Section
4.6 of this Plan.

            "Reorganized Debtors" means Reorganized Discovery Zone, the Subsidiary Debtors and the Partnership Debtors on and after the Effective Date, each a corporation or limited partnership under the laws of the state in which such Debtor, as the case may be, is incorporated or organized on the Petition Date.

            "Reorganized Discovery Zone" means Discovery Zone, Inc., a Delaware corporation, on and after the Effective Date.

            "Reorganized DZ Unit" shall consist of (a) nine (9) shares of New Common

Stock and (b) one (1) Ten Year Reorganized DZ Warrant.

            "Section 5.5 Claims Amount" has the meaning set forth in Section
5.5.

            "Section 5.5 Distribution Value" has the meaning set forth in
Section 5.5.

            "Section 5.5 Ratio" has the meaning set forth in Section 5.5.

            "Section 5.6 Calculation Sum" has the meaning set forth in Section 5.6.

            "Secured Claim" means (a) that portion of a Claim equal to the value of the interest of the holder of such Claim in the property of any of the Debtors securing such Claim, as such value is determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code and Bankruptcy Rule 3012 and
(b) any other Claim allowed under this Plan as a Secured Claim or, in the case of McDonald's, allowed as a secured claim under the McDonald's Stipulation.

            "SIR" means the self-insured retention limit up to which the Debtors are required to satisfy all amounts owing under any insurance policy.

            "Stock Incentive Plan" means the 1997 Discovery Zone, Inc. Stock Incentive Plan, the form of which is attached as Exhibit F.

            "Subsidiary Debtors" means Beaverton Fun Fitness, Inc., an Oregon corporation; DJM Management, Inc., a Massachusetts corporation; DZ of Connecticut, Inc., a Connecticut corporation; DZ of Georgia, Inc., a Georgia corporation; DZ of Massachusetts, Inc., a Massachusetts corporation; DZ of Missouri, Inc., a Missouri corporation; DZ of New York, Inc., a New York corporation; DZ of Pennsylvania, Inc., a Pennsylvania corporation; DZ of Wisconsin, Inc., a Wisconsin corporation; Portland Fun Fitness, Inc., an Oregon corporation; Vancouver Fun Fitness, Inc., a Washington corporation; Discovery Zone (Puerto Rico), Inc., a Puerto Rico corporation; Leaps & Bounds, Inc., a Delaware corporation; Semborg Corp., a Delaware corporation; DZ Party, Inc., a Delaware corporation; DZGP, Inc., a Delaware corporation; and Discovery Zone Children's Amusement Corporation, a Delaware corporation.

            "Tax Claim" means that portion of any Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code, other than a Claim for a penalty.

            "Ten Year Reorganized DZ Warrants" means the warrants to be issued to certain holders of Allowed Unsecured Claims, which will be governed by and subject to the terms and conditions of the Warrant Agreement.

            "Unsecured Claim" means an unsecured claim that is not an Administrative Claim, a Secured Claim or a Priority Claim, an Intercompany Claim, nor a Contingent or

Unliquidated Claim, but includes all Deficiency Claims and Claims arising as a result of the rejection of executory contracts and unexpired leases pursuant to section 365 of the Bankruptcy Code.

            "Unsecured Creditor" means a holder of an Allowed Unsecured Claim.

            "U.S. Holding Company" means Discovery Zone USA, Inc., a Delaware corporation and wholly owned subsidiary of Discovery Zone, Inc.

            "Valuation Estimation" has the meaning set forth in Section 12.2.

            "Viacom" means Viacom Inc., a Delaware corporation, and its affiliates and their respective successors and assigns.

            "Viacom Settlement Agreement" means the Settlement Agreement to be entered into among the Debtors and Viacom providing for the terms of the settlement of Viacom's prepetition Claims against the Debtors.

            "Warrant Agreement" means the agreement, a form of which is attached as Exhibit E to this Plan, which sets forth the terms and conditions of the Ten Year Reorganized DZ Warrants.

            Section 2.3. Rules of Interpretation. For purposes of this Plan (a) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference to the McDonald's Stipulation means that document agreed to by and among the Debtors and McDonald's (annexed hereto as Exhibit I) approved by a Final Order of the Bankruptcy Court entered on November 18, 1996, which is incorporated herein as if set forth in its entirety, such that in the event of any inconsistency between this Plan and the McDonald's Stipulation, the terms and conditions of the McDonald's Stipulation shall control; (c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

            Section 2.4. Computation of Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

            The classification of Claims and Interests herein is made for the purpose of voting on this Plan, making distributions hereunder and ease of administration hereof. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or an Allowed Interest that qualifies within the description of that Class and has not been paid prior to the Effective Date.

            Section 3.1. Class 1 - Administrative Expense Claims. Class 1 will consist of all Allowed Administrative Expense Claims, the Birch Administrative Claim and the Moore Administrative Claim.

            Section 3.2. Class 1A - Small Claims. At the Plan Proponents' election, which shall be made prior to the Ballot Solicitation Date, Class 1A may be created. If created, Class 1A will consist of all Allowed Unsecured Claims in an amount of $1,000 or less, or Claims in an amount greater than $1,000 and less than or equal to $5,000 which the holder elects to reduce to $1,000 and which would otherwise be classified in Class 6, 7 or 10.

            Section 3.3. Class 2 - Tax Claims. Class 2 will consist of all Allowed Tax Claims.

            Section 3.4. Class 3 - Priority Claims. Class 3 will consist of all Allowed Priority Claims.

            Section 3.5. Class 4A - McDonald's Secured Claim. Class 4A will consist of the Allowed Secured Claim of McDonald's other than the McDonald's Secured Rent Deferral Claims.

            Section 3.6. Class 4B - McDonald's Secured Rent Deferral Claims. Class 4B will consist of the Allowed McDonald's Secured Rent Deferral Claims.

            Section 3.7. Class 5 - Miscellaneous Secured Claims. Class 5 will consist of all Allowed Secured Claims that are not otherwise classified in Classes 4A or 4B. As set forth in Section 4.7 of this Plan, each Allowed Class 5 Claim shall be in its own subclass and each such Claim shall be treated as being in a separate class for voting purposes.

            Section 3.8. Class 6 - Credit Agreement Claims. Class 6 will consist of all Allowed Claims arising under or related to the Credit Agreement.

            Section 3.9. Class 7 - General Unsecured Claims. Class 7 will consist of all

Allowed Unsecured Claims which arose prior to the Petition Date and that are in respect of goods or services provided to any of the Debtors or under leases of nonresidential real property to which any Debtor is a party.

            Section 3.10. Class 8 - Certain Unsecured Personal Injury Claims. Class 8 will consist of all Allowed Qualified 1994-1995 Personal Injury Claims.

            Section 3.11. Class 9 - LYONS Claims. Class 9 will consist of all Allowed Claims in respect of the LYONS.

            Section 3.12. Class 10 - Other Unsecured Claims. Class 10 will consist of all Allowed Unsecured Claims which arose prior to the Petition Date and that are not otherwise classified in Class 1A, 6, 7, 8, 9 or 12.

            Section 3.13. Class 11 - Insured Claims. Class 11 will consist of all Allowed Unsecured Claims for damages against which the Debtors are insured, other than Class 8 Claims.

            Section 3.14. Class 12 - Subordinated Unsecured Claims. Class 12 will consist of all Allowed Unsecured Claims, other than Class 9 Claims, which are subordinated, whether by agreement or applicable law, to Allowed Class 1A, 6, 7, 8, 9 or 10 Claims.

            Section 3.15. Class 13 - Intercompany Claims. Class 13 will consist of all Allowed Intercompany Claims.

            Section 3.16. Class 14 - Common Stock and Partnership Interests. Class 14 will consist of all Allowed Interests in respect of Existing Common Stock, Existing Common Stock Options and Existing Partnership Interests.

                                   ARTICLE IV

                              TREATMENT OF CLASSES
                             OF CLAIMS AND INTERESTS

            Section 4.1. Class 1 - Administrative Expense Claims. Class 1 Claims are not impaired under this Plan. The holders of Allowed Class 1 Claims will be paid in full in Cash on the Effective Date or, if any Class 1 Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, or, if by its terms or by agreement with the holder of such Allowed Class 1 Claim any such Allowed Class 1 Claim is payable on a later date or dates, such Allowed Class 1 Claim will be paid in full in Cash on such later date or dates.

            Section 4.2. Class 1A - Small Claims. If the Plan Proponents elect to create

Class 1A as provided in Section 3.2, Class 1A Claims are impaired under this Plan. Each holder of an Allowed Class 1A Claim shall receive a single Cash payment equal to seventy percent (70%) of its Class 1A Claim on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed. Any holder of a Class 6, 7 or 10 Claim that would not otherwise have been classified in Class 1A but for the election by such holder to reduce its Claim to $1,000 will not receive any other distribution under this Plan on account of such Claim.

            Section 4.3. Class 2 - Tax Claims. Class 2 Claims are impaired under this Plan. Unless any holder of a Class 2 Claim shall agree to less favorable treatment, each holder of an Allowed Class 2 Claim shall be paid in full in Cash over a period not exceeding six years from the date of assessment of such Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at ten percent (10%) on the unpaid portion of each Class 2 Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Class 2 Claims with deferred cash payments having a value, as of the Effective Date, equal to such Claims). Unless otherwise agreed by the holder of such Claim and the Plan Proponents or Reorganized Discovery Zone, the first payment will be payable one year after the Effective Date or, if the Class 2 Claim is not allowed within one year after the Effective Date, as soon as practicable after such Claim becomes Allowed. Interest will be due and payable on the date on which each annual installment is due. Reorganized Discovery Zone may elect to prepay without penalty all or any portion of any Class 2 Claim.

            Section 4.4. Class 3 - Priority Claims. Class 3 Claims are impaired under this Plan. The holders of Allowed Class 3 Claims will be paid in Cash in full on the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed or, if by its terms or by agreement with the holder of such Allowed Class 3 Claim any such Allowed Class 3 Claim is payable on a later date or dates, such Allowed Class 3 Claim will be paid in Cash in full on such later date or dates.

            Section 4.5. Class 4A - McDonald's Secured Claim. (a) The Class 4A Claim is impaired under this Plan. McDonald's shall retain its liens against the L&B Owned Properties to the extent of the amount of its Allowed Class 4A Claim and its Allowed Class 4B Claim. McDonald's shall receive deferred Cash payments equal to the value of the Class 4A Claim in equal payments over six (6) years beginning on the first anniversary of the Effective Date and thereafter on the five (5) subsequent anniversaries of the Effective Date, with simple interest from the Effective Date on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the holder of the Class 4A Claim with deferred cash payments having a value, as of the Effective Date, equal to such Claim). The amount owing and to be paid by the Reorganized Debtors in respect of such Claim may be prepaid by Reorganized Discovery Zone in full or in part at any time without penalty. Notwithstanding any provision of this Section 4.5, in the event that the Reorganized Debtors sell any of the L&B Owned Properties after the Effective Date, those proceeds will be immediately applied, to the extent available, to satisfy McDonald's Class 4A Claim.

            (b) Any debt issued in respect of McDonald's Allowed Class 4A Claims will contain cross-defaults to any other debt issued, or credit obtained, by any of the Debtors or successor entities, the aggregate principal amount of which is equal to or greater than $2.5 million. Reorganized Discovery Zone will be in default of any debt issued in respect of McDonald's Allowed Class 4A Claims in the event McDonald's terminates any two assumed L&B Subleases as a result of Reorganized Discovery Zone's breach of those subleases.

            Section 4.6. Class 4B -- McDonald's Secured Rent Deferral Claims.
(a) Class 4B Claims are impaired under this Plan. McDonald's shall retain its liens against the L&B Owned Properties to the extent of the amount of its Allowed Class 4B Claim and its Allowed Class 4A Claim. On the Effective Date, McDonald's will receive a secured note (each, a "Rent Deferral Secured Note") for each L&B Sublease in respect of which McDonald's has granted the Debtors a rent deferral under the McDonald's Stipulation. On the Effective Date, the principal amount of each Rent Deferral Secured Note will equal the aggregate amount of rent deferrals which have accrued up to the Effective Date pursuant to the McDonald's Stipulation under the applicable L&B Sublease. After the Effective Date, the principal amount of each Rent Deferral Secured Note will increase by an amount equal to the rent deferral for each month between the Effective Date and the termination of the applicable L&B Sublease. Each Rent Deferral Secured Note will be due and payable on the date on which the current term of the applicable L&B Sublease expires, without giving effect to any unexercised right to extend or option to renew such sublease.

            (b) Each Rent Deferral Secured Note will bear interest at a rate which is the greater of (i) the highest effective interest cost on a yield-to-maturity basis in respect of any secured non-subordinated debt of Reorganized Discovery Zone issued under this Plan which has a maturity comparable to that of the Rent Deferral Secured Notes and (ii) a rate which McDonald's and the Plan Proponents agree would ensure that the Rent Deferral Secured Notes trade at par. In the event that the parties are unable to agree as to the interest rate described under (ii) above, an independent investment banker selected by the parties will provide an opinion as to such rate. Interest will be payable upon maturity or acceleration of each Rent Deferral Secured Note. On each anniversary of the Effective Date all accrued interest not previously paid or capitalized will be capitalized and added to the principal amount of the Rent Deferral Secured Note.

            (c) The Rent Deferral Secured Notes will contain cross-defaults to any other debt issued, or credit obtained, by any of the Debtors or any successor entities, the aggregate principal amount of which is equal to or greater than $2.5 million. Reorganized Discovery Zone will be in default of the Rent Deferral Secured Notes in the event that McDonald's terminates any two assumed L&B Subleases as result of Reorganized Discovery Zone's breach of those subleases. In addition, the Rent Deferral Secured Notes will contain terms, conditions and covenants of the type commonly contained in notes issued pursuant to a plan of reorganization.

            Section 4.7. Class 5 - Miscellaneous Secured Claims. (a) Class 5 Claims, other than those treated under (b)(ii) of this Section 4.7, are impaired under this Plan. Each Allowed Class 5 Claim shall be in its own subclass and each such Claim shall be treated as being in a separate Class for voting purposes.

            (b) Each holder of an Allowed Class 5 Claim shall receive one of four forms of treatment under this Plan in respect of its Allowed Claim. The Plan Proponents, contemporaneously with the solicitation of acceptances of this Plan, shall select which treatment each holder is to receive. The Plan Proponents' selection shall be made by the Debtors' filing of notice and serving it on the holder of the Allowed Class 5 Claim so indicating their selection contemporaneously with the solicitation of acceptances of this Plan. If the Claim is a Disputed Claim at such time, the Debtors shall file and serve the notice of selection contemporaneously with the solicitation of acceptances of this Plan, notwithstanding the fact that the holder of a Disputed Class 5 Claim, unless otherwise ordered by the Bankruptcy Court, does not have the ability to vote to accept or reject this Plan; provided, however, that in the event that a holder of an Allowed Class 5 Claim secured by property of the Debtors holds a Disputed Class 5 Claim which is also secured by such property, the election which the Debtors make pursuant to this Section 4.7 with respect to the Allowed Class 5 Claim shall also apply to the Disputed Class 5 Claim in the event such Disputed Claim subsequently becomes an Allowed Class 5 Claim. If no form of treatment is so selected, the first alternative described below shall be applicable. The alternative treatments for any Allowed Class 5 Claims are:

            (i) Deferred Payments. Unless a holder of an Allowed Class 5 Claim and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of an Allowed Class 5 Claim shall retain its lien securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim. The holder of such Claim shall receive deferred Cash payments equal to the value, as of the Effective Date, of such holder's interest in the Debtor's interest in the property securing such holder's Allowed Class 5 Claim, in equal payments over six (6) years beginning on the first anniversary of the Effective Date or, if any such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, but not before the first anniversary of the Effective Date, and thereafter on the six subsequent anniversaries of the Effective Date, with simple interest from the Effective Date on the unpaid balance at the Prime Rate (or upon such other terms determined by the Bankruptcy Court to provide the holders of Class 5A Claims with deferred cash payments having a value, as of the Effective Date, equal to such Claims). The amounts owing and to be paid by Reorganized Discovery Zone in respect of such Claims may be prepaid by Reorganized Discovery Zone in full or in part at any time without penalty.

            (ii) Maintain Existing Rights. Unless a holder of an Allowed Class 5

      Claim and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of an Allowed Class 5 Claim shall retain its lien securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim. Additionally: (A) any default other than a default of the kind specified in section 365(b)(2) of the Bankruptcy Code shall be cured; (B) the maturity of the claim shall be reinstated as the maturity that existed before any default; (C) the holder of the Claim shall be compensated for any damages which occurred as the result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate the maturing of the Claim; and (D) the other legal, equitable and contractual rights to which the Claim entitles the holder shall not otherwise be altered.

            (iii) Present Full Payment. Unless an Allowed Class 5 Claim holder and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of the Allowed Class 5 Claim shall receive Cash in the amount of its Allowed Class 5 Claim on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            (iv) Abandonment of Collateral. Unless an Allowed Class 5 Claim holder and the Debtors, prior to the Effective Date, or the Reorganized Debtors, after the Effective Date, agree to less favorable treatment, a holder of a Class 5 Claim shall receive back its collateral in full satisfaction of its Class 5 Claim no later than ten (10) Business Days after the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed. Pending the return of the collateral for the Claim of such holder, such holder shall retain its liens securing its Allowed Class 5 Claim to the extent of the Allowed amount of its Secured Claim.

            Section 4.8. Class 6 - Credit Agreement Claims. Class 6 Claims are impaired under this Plan. Each holder of an Allowed Class 6 Claim will receive on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 6 Claims under this Plan. Notwithstanding any other provision of this Plan, the Ten Year Reorganized DZ Warrants issued in connection with Reorganized DZ Units to holders of Allowed Class 6 Claims shall be distributed to B1 Investments, LLC, unless otherwise elected by the holder of an Allowed Class 6 Claim on its ballot accepting or rejecting this Plan.

            Section 4.9. Class 7 - General Unsecured Claims. Class 7 Claims are impaired under this Plan. Each holder of an Allowed Class 7 Claim may elect to receive either (i) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims under this Plan on, subject to Section 5.5(f), the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed or (ii) a cash distribution (the "Class 7 Cash Distribution").

            (b) The Plan Proponents will determine, as described in Section 5.9, whether to make a Class 7 Cash Distribution available. The Plan Proponents will make such determination on or before the Confirmation Date. If the Plan Proponents do not make the Class 7 Cash Distribution available, each holder of an Allowed Class 7 Claim that elected to receive a Class 7 Cash Distribution (each, an "Electing Class 7 Creditor") will receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims under this Plan on, subject to Section 5.5(f), the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed.

            (c) If the Plan Proponents make the Class 7 Cash Distribution, each Electing Class 7 Creditor will receive a single Cash payment equal to twenty percent (20%) of the portion of its Class 7 Claim which is satisfied through a Class 7 Cash Distribution. To the extent that the Class 7 Cash Distribution is not sufficient to make distributions in respect of all Class 7 Claims held by Electing Class 7 Creditors, each Electing Class 7 Creditor will receive (i) its Pro Rata portion of the aggregate Class 7 Cash Distribution and (ii) with respect to the portion of its Allowed Class 7 Claim not satisfied by the Class 7 Cash Distribution, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 7 Claims on, subject to Section 5.5(f), the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            Section 4.10. Class 8 - Certain Unsecured Personal Injury Claims.
(a) Class 8 Claims are impaired under this Plan. Each holder of an Allowed Class 8 Claim (i) may elect to receive either (x) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims under this Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed, or (y) a cash distribution (the "Class 8 Cash Distribution") and (ii) shall receive Pro Rata distributions, if any, from the Class 8 Insurance Fund pursuant to Section 5.6.

            (b) The Plan Proponents will determine, as described in Section 5.9, whether to make the Class 8 Cash Distribution available. The Plan Proponents will make such determination on or before the Confirmation Date. If the Plan Proponents do not make the Class 8 Cash Distribution available, each holder of an Allowed Class 8 Claim that elected to receive a Class 8 Cash Distribution (each, an "Electing Class 8 Creditor") will receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims under this Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed.

            (c) If the Plan Proponents make the Class 8 Cash Distribution, each Electing Class 8 Creditor will receive a single Cash payment on the Effective Date equal to twenty percent (20%) of the portion of its Class 8 Claim which is satisfied through the Class 8 Cash Distribution. To the extent that the Class 8 Cash Distribution is not sufficient to make distributions in respect of all Class 8 Claims held by Electing Class 8 Creditors, each Electing Class 8 Creditor will receive (i) its Pro Rata portion of the aggregate Class 8 Cash Distribution and (ii) with respect to the portion of its Allowed Class 8 Claim not satisfied by the Class 8 Cash Distribution, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 8 Claims on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            Section 4.11. Class 9 - LYONS Claims. (a) Class 9 Claims are impaired under this Plan. Each holder of an Allowed Class 9 Claim will receive on, subject to Section 5.5(f), the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 9 Claims under this Plan. Notwithstanding the previous sentence, the subordination provisions under the LYONS shall be enforced without exception and the holders of Allowed Class 9 Claims shall not receive any distribution under this Plan in the event that Class 9 rejects the Plan and one or more of the following occur: (i) any holder of an Allowed Class 9 Claim files, or causes to be filed, an objection to confirmation of the Plan in respect of its treatment of Class 9 Claims which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date, (ii) the Indenture Trustee files, or causes to be filed, any objection to confirmation of the Plan (other than an objection relating solely to the payment of the Indenture Trustee's fees and expenses), or (iii) the holder of Class 9 Claims and Class 1 Claims files any objection to confirmation of the Plan (other than an objection described in Section 4.11(b)).

            (b) Notwithstanding Section 4.11(a) above, if the holder of both Class 9 Claims and Class 1 Claims files an objection to those aspects of this Plan reasonably calculated to protect that holder's Class 1 Claims, the filing of such objection shall in no way affect the distribution of Reorganized DZ Units to the holders of Allowed Class 9 Claims under the Plan.

            Section 4.12. Class 10 - Other Unsecured Claims. (a) Class 10 claims are impaired under this Plan. Each holder of an Allowed Class 10 Claim may elect to receive either (i) its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims under this Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed or (ii) a cash distribution (the "Class 10 Cash Distribution").

            (b) The Plan Proponents will determine, as described in Section 5.9, whether to make a Class 10 Cash Distribution available. The Plan Proponents will make such determination on or before the Confirmation Date. If the Plan Proponents do not make the Class 10 Cash Distribution available, each holder of an Allowed Class 10 Claim that elected to receive a Class 10 Cash Distribution (an "Electing Class 10 Creditor") will receive its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims under this Plan on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as such Claim becomes Allowed.

            (c) If the Plan Proponents make the Class 10 Cash Distribution, each Electing Class 10 Creditor will receive a single Cash payment equal to twenty percent (20%) of the portion of its Class 10 Claim which is satisfied through a Class 10 Cash Distribution. To the extent that the Class 10 Cash Distribution is not sufficient to make distributions in respect of all Class 10 Claims held by Electing Class 10 Creditors, each Electing Class 10 Creditor will receive (i) its Pro Rata portion of the aggregate Class 10 Cash Distribution and (ii) with respect to the portion of its Allowed Class 10 Claim not satisfied by the Class 10 Cash Distribution, its Pro Rata portion of Reorganized DZ Units distributed to holders of Class 10 Claims on the Effective Date or, if such Claim becomes Allowed after the Effective Date, as soon as practicable after such Claim becomes Allowed.

            Section 4.13. Class 11 - Insured Claims. Class 11 Claims are not impaired under this Plan. The holders of Allowed Class 11 Claims will have recourse only to the proceeds of insurance coverage carried by the Debtors.

            Section 4.14. Class 12 - Subordinated Unsecured Claims. Class 12 Claims are impaired under this Plan. The subordination provisions under any applicable agreements or bankruptcy or nonbankruptcy law shall be enforced without exception. The holders of Allowed Class 12 Claims shall not receive any distribution under this Plan. The Class 12 Claims shall not be used for any purpose in connection with this Plan, including, but not limited to, voting on this Plan by any impaired Class and determining any distribution of Cash or Reorganized DZ Units to any Person under this Plan.

            Section 4.15. Class 13 - Intercompany Claims. Class 13 Claims are impaired under this Plan. On the Effective Date, all Intercompany Claims shall be expunged, released and discharged, and the holders of such Claims shall receive no distribution of any kind under this Plan.

            Section 4.16. Class 14 - Common Stock and Partnership Interests. Class 14 Interests are impaired under this Plan. All Existing Common Stock, Existing Common Stock Options and Existing Partnership Interests shall be cancelled, annulled and extinguished as of the Effective Date and each holder of an Allowed Common Stock Interest, Existing Common Stock Option and Existing Partnership Interest shall not be entitled to receive or retain any property or interest in property on account of such Existing Common Stock, Existing Common Stock Option or Existing Partnership Interest under this Plan.

            Section 4.17. Nonconsensual Confirmation and Cramdown. In the event that any impaired Class of Claims shall fail to accept this Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Plan Proponents reserve the right to request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code or modify this Plan in accordance with
Section 11.4 of this Plan. The Plan Proponents will request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code because the holders of Allowed Class 12 and 13 Claims and Allowed Class 14 Interests will receive no distribution under this Plan in respect of such Allowed Claims and Interests and the holders of such Allowed Claims and Interests are deemed to reject this Plan.

            Section 4.18. Satisfaction of Claims and Interests. All payments and distributions hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Interests.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THIS PLAN

            Section 5.1. Initial Calculation For Distribution of Reorganized DZ Units. The number of Reorganized DZ Units which shall be separately distributed in respect of Allowed Class 6, 7, 8, 9 and 10 Claims (in the case of Classes 7, 8 and 10 whose holders will or are estimated to receive Reorganized DZ Units) will be calculated in accordance with the following formula and any other applicable provisions of this Plan. The number of Reorganized DZ Units that will be distributed in respect of each dollar of applicable Allowed Unsecured Claims shall equal the fraction obtained by dividing (x) the aggregate number of Reorganized DZ Units to be distributed under this Plan by (y) the sum of all Claims which are classified in Classes 6, 7, 8, 9 and 10 (but only to the extent that holders of Class 7, 8 and 10 Claims will or are estimated to receive Reorganized DZ Units) which are either Allowed as of the Effective Date, or which either (i) the Plan Proponents and the Creditors' Committee jointly estimate, as such estimate is approved by the Bankruptcy Court, or (ii) if the Plan Proponents and the Creditors' Committee do not so consensually estimate, the Bankruptcy Court estimates, will be Allowed after the Effective Date (such fraction being the "Per Claim Distribution"). This calculation will not be affected by the acceptance or rejection of this Plan by any Class which is entitled to vote to accept or reject this Plan.

            Section 5.2. Distribution of Reorganized DZ Units to Class 6. (a) In the event that, on the Effective Date, the Debtors (i) make the Class 7 Cash Distribution, the Class 8 Cash Distribution and the Class 10 Cash Distribution (collectively, the "Cash Distributions") in respect of the total amount of all Allowed Claims held by Creditors that have elected to receive Cash Distributions on the Effective Date in such Classes and (ii) deposit Cash into the respective Disputed Claims Reserves for each Class in accordance with Section 5.16 (collectively, the "Cash Deposits") in an amount which the Bankruptcy Court determines is sufficient to satisfy all Disputed Claims which, once Allowed, will receive a Cash Distribution in respect of the total amount of the Allowed amount of such Claims the holders of which are anticipated to elect a Cash Distribution (such Cash Distributions and Cash Deposits being a "Complete Cash Distribution and Deposit"), the aggregate number of Reorganized DZ Units which will be distributed to holders of Allowed Class 6 Claims pursuant to Section 4.8 will be equal to the difference of (i) the product of (x) the Per Claim Distribution multiplied by (y) the sum of the Allowed amounts of Class 6 and 9 Claims minus (ii) one percent (1%) of the aggregate number of Reorganized DZ Units to be distributed under this Plan; provided, however, in the event that Class 9 is not entitled to a distribution of Reorganized DZ Units pursuant to Section
4.11 of this Plan, the aggregate number of Reorganized DZ Units distributed to holders of Allowed Class 6 Claims will be equal to the product obtained in clause (i) above without reduction.

            (b) In the event that the Debtors do not make a Complete Cash Distribution and Deposit on the Effective Date, a number of shares of New Common Stock which (i) have a value on the Effective Date equal to fifteen percent (15%) of the amount of the Birch Administrative Claim and (ii) that otherwise would be distributed to holders of Class 6 Claims pursuant to Section 5.2(a) if a Complete Cash Distribution and Deposit had been made on the Effective Date, shall be distributed Pro Rata to the holders of Class 7, 8 and 10 Claims.

            Section 5.3. Distribution of Reorganized DZ Units to Class 7. The aggregate number of Reorganized DZ Units which will be distributed to holders of Class 7 Claims will be determined in accordance with the formulas set forth in
Section 5.5 hereof. However, if either (i) Class 9 is not entitled to a distribution of Reorganized DZ Units pursuant to Section 4.11 or (ii) Class 7 rejects the Plan and the holder of any Class 7 Claim files an objection to confirmation of the Plan, which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date and which contests the validity of the distribution formula set forth in Section 5.5 hereof, then, in either case, the distribution formula in Section 5.5 shall not apply and the aggregate number of Reorganized DZ Units which will be distributed to holders of Class 7 Claims pursuant to Section 4.9 will be equal to the product of (i) the Per Claim Distribution multiplied by (ii) the sum of the Allowed amounts of Class 7 Claims the holders of which have elected a distribution of Reorganized DZ Units.

            Section 5.4. Distribution of Reorganized DZ Units to Class 9. (a) Subject to Section 4.11 of this Plan, the aggregate number of Reorganized DZ Units which will be distributed to holders of Class 9 Claims will be determined in accordance with the formulas set forth in Section 5.5 hereof. If, however, Class 9 is entitled to a distribution but Class 7 rejects this Plan and the holder of any Class 7 Claim files an objection to confirmation of this Plan, which objection is not withdrawn at least three (3) business days prior to the Confirmation Hearing Date and which contests the validity of the distribution formula set forth in Section 5.5 hereof, then the distribution formula in
Section 5.5 shall not apply and the holders of Class 9 Claims will receive only one percent (1%) of the Reorganized DZ Units in satisfaction of their Allowed Claims.

            (b) At the close of business on the Record Date, the transfer ledgers of the Indenture Trustee of the LYONS shall be closed, and there shall be no further transfers of registration on the books of the Indenture Trustee of the record holders of the LYONS. Reorganized Discovery Zone and the Indenture Trustee for the LYONS shall have no obligation to recognize any transfer of the LYONS occurring after the Record Date. Reorganized Discovery Zone and the Indenture Trustee for the LYONS shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

            (c) Distributions to holders of Allowed Class 9 Claims shall be made by the Indenture Trustee at the addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized Discovery Zone or the Indenture Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder. Amounts in respect of undeliverable distributions made through the Indenture Trustee shall be returned to Reorganized Discovery Zone until such distributions are claimed.

            (d) On the Effective Date, except as otherwise provided for herein,
(i) LYONS shall be cancelled, and (ii) the obligations of Discovery Zone under the indenture governing the LYONS shall be discharged; provided however, that the indenture that governs the rights of the holder of a Class 9 Claim and that is administered by the Indenture Trustee shall continue in effect solely for the purposes of allowing the Indenture Trustee to make the distributions to be made on account of such Claims under this Plan as provided in Section 9 hereof, provided, further however, that nothing herein shall discharge Reorganized Discovery Zone from its liabilities under the Bankruptcy Code and the Confirmation Order. Upon the completion of distributions to be made to the holders of the LYONS, including payment of the fees and expenses of the Indenture Trustee, the Indenture Trustee shall be discharged from any further obligation or powers under the indenture.

            (e) On the Effective Date, or as soon thereafter as is practicable, each holder of an instrument evidencing a Class 9 Claim (a "Certificate") shall surrender such certificate to the Indenture Trustee and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless the Certificate is received by the Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Indenture Trustee. Any such holder that fails to surrender such Certificate or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee within two years after the Effective Date shall be deemed to have forfeited all rights, claims and interests related thereto and shall not participate in any distribution hereunder and all property in respect of such forfeited distribution shall be redistributed to the holders of Class 9 Claims in accordance with the Plan unless the distribution is de minimis.

            (f) To the extent that, as of the Effective Date, (i) any pending Unsecured Claims or Administrative Expense Claims of the Indenture Trustee (including a good faith estimate submitted to the Debtors by the Indenture Trustee of its fees and expenses accruing through the Effective Date, or (ii) any pending Unsecured Claims or Administrative Expense Claims of the Indenture Trustee for its fees and expenses are not yet Allowed, the Debtors shall establish on the Effective Date a separate cash reserve (the "Indenture Trustee Reserve") for the Indenture Trustee in the amount of any such outstanding Claims or

Administrative Expenses including the estimated fees and expenses, not to exceed $25,000.

            The obligation of the Reorganized Discovery Zone to pay the Indenture Trustee its fees and expenses shall be secured by the amounts in the Indenture Trustee Reserve established for the Indenture Trustee and the lien rights of the Indenture Trustee under the indenture governing the LYONS shall be deemed to attach to the cash in the Indenture Trustee Reserve to the same extent as if the cash in the Indenture Trustee Reserve were property received by the Indenture Trustee pursuant to the indenture; provided, however, that the Indenture Trustee shall be conclusively deemed to have taken any and all action required to perfect its lien rights as to the cash in the Indenture Trustee Reserve, including, without limitation, any requirement of possession for such perfection.

            In consideration of the foregoing, and subject to the establishment of the Indenture Trustee Reserve, the Indenture Trustee is deemed to have waived its lien rights in the property to be distributed under the Plan to the holders of the LYONS. The Indenture Trustee shall be entitled to Allowed Claims for the reasonable fees and expenses incurred under the indenture. Upon the payment by the Debtors or the Reorganized Discovery Zone of such Claims and administrative expenses the lien rights of the Indenture Trustee shall be extinguished.

            Section 5.5. Calculations for Certain Distributions to Classes 7 and
9. (a) Subject to the provisions of Sections 4.11, 5.3 and 5.4(a), the number of Reorganized DZ Units which shall be distributed to holders of Allowed Class 7 and 9 Claims will be determined in accordance with the formulas and calculations set forth in this Section 5.5.

            (b) For the purpose of all calculations required by this Section 5.5, the following defined terms shall apply:

            (i) "Class 7 Calculation Claims Amount" means the aggregate amount of all Allowed Class 7 Claims satisfied through the distribution of Reorganized DZ Units and Disputed Class 7 Claims which the Plan Proponents or the Bankruptcy Court estimate will become Allowed Class 7 Claims and which will be satisfied through the distribution of Reorganized DZ Units.

            (ii) "LYONS Calculation Claims Amount" means the aggregate amount of all (A) Allowed Class 9 Claims and (B) Disputed Class 9 Claims which the Plan Proponents or the Bankruptcy Court estimate will become Allowed Class 9 Claims.

            (iii) "Section 5.5 Claims Amount" means the sum of (A) the Class 7 Claims Calculation Amount and (B) the LYONS Calculation Claims Amount.

            (iv) "Section 5.5 Distribution Value" means the sum of the aggregate value, as determined by either the Debtors and the Creditors' Committee or the Bankruptcy Court, of (A) an amount of Reorganized DZ Units which is equal to the product of

      (I) the Per Claim Distribution multiplied by (II) the Class 7 Calculation Claims Amount, and (B) one percent (1%) of the aggregate number of Reorganized DZ Units to be distributed under this Plan, and (C) the shares of New Common Stock, if any, distributed to holders of Class 7 Claims pursuant to Section 5.2(b).

            (v) "Section 5.5 Ratio" shall be (A) ten (10) in the event that the
      Section 5.5 Distribution Value is less than $9 million, (B) eight (8) in the event that the Section 5.5 Distribution Value is equal to or greater than $9 million or equal to or less than $12 million, and (C) three (3) for any incremental Section 5.5 Distribution Value that is greater than $12 million.

            (c) The first step in determining the number of the Reorganized DZ Units to be distributed to Classes 7 and 9 under this Section 5.5 shall be determined by solving for X in the following equation: the sum of (i) and (ii) equals one (1). For the purposes of this equation, (i) shall equal the product of (A) the product of the Section 5.5 Ratio and X and (B) the Class 7 Calculation Claims Amount divided by the Section 5.5 Claims Amount. Furthermore, for the purposes of this equation, (ii) shall mean the product of (A) the LYONS Calculation Claims Amount and (B) X divided by the Section 5.5 Claims Amount. In the event that the Section 5.5 Distribution Value is greater than $12 million, the foregoing calculation must be undertaken twice, first to determine the value of X where the Section 5.5 Distribution Value is $12 million and second to determine the value of X to the extent that the Section 5.5 Distribution Value exceeds $12 million.

            (d) The second step in determining the number of Reorganized DZ Units to be distributed to Classes 7 and 9 under this Section 5.5 is to conduct the following calculations. First, determine the product of (i) the product of the Section 5.5 Ratio and X and (ii) the fraction obtained by dividing the Class 7 Calculation Claims Amount by the Section 5.5 Claims Amount. Second, multiply this product by one hundred (100), and express the resulting number as a percentage which will be referred to as the "Class 7 Distribution Percentage." Third, determine the sum of one hundred (100) percent minus the Class 7 Distribution Percentage and express this sum as a percentage which will be referred to as the "Class 9 Distribution Percentage."

            (e) The number of Reorganized DZ Units which will be distributed Pro Rata to holders of Class 7 Claims in satisfaction of such Claims will be determined by multiplying the Class 7 Distribution Percentage and the Section
5.5 Distribution Value and dividing by the value of one Reorganized DZ Unit. The number of Reorganized DZ Units which will be distributed Pro Rata to holders of Class 9 Claims in satisfaction of such Claims will be determined by multiplying the Class 9 Distribution Percentage and the Section 5.5 Distribution Value and dividing by the value of one Reorganized DZ Unit.

            (f) In the event either (i) the Debtors and the Creditors' Committee do not consensually determine the Section 5.5 Distribution Value, or (ii) any holders of Allowed Class 7 or 9 Claims dispute the Section 5.5 Distribution Value as determined by the Debtors and the Creditors' Committee, the Bankruptcy Court shall determine the Section
5.5 Distribution Value. In the event the Bankruptcy Court does not make this determination on or before the Effective Date, all Reorganized DZ Units which comprise the Section 5.5 Distribution Value will be held in reserve pending the Bankruptcy Court's determination and, upon the Bankruptcy Court making such determination pursuant to a Final Order, will thereafter be distributed in accordance with this Section 5.5. In the event the Bankruptcy Court does not determine the Section 5.5 Distribution Value as of the three (3) month anniversary of the Effective Date, Reorganized Discovery Zone shall accept and adopt the Section 5.5 Distribution Value proposed by the Creditors' Committee.

            Section 5.6. Distribution of the Class 8 Insurance Fund to Class 8.
(a) On the Effective Date, the Reorganized Debtors shall establish a segregated interest-bearing account (the "Class 8 Insurance Fund"). All Cash paid by Lexington Insurance Company in respect of Allowed Class 8 Claims shall be deposited into the Class 8 Insurance Fund and distributed in accordance with this Section 5.6.

            (b) Distributions of Cash from the Class 8 Insurance Fund shall be made, to the extent practicable, on each anniversary of the Effective Date (each, a "Class 8 Insurance Fund Payment Date") until all property in the Class 8 Insurance Fund has been distributed. Reorganized Discovery Zone shall not be required to make any distribution of Cash from the Class 8 Insurance Fund of less than $50,000 on any Class 8 Insurance Fund Payment Date other than on the final Class 8 Insurance Fund Payment Date. In the event Reorganized Discovery Zone does not make a distribution on a Class 8 Insurance Fund Payment Date in accordance with the preceding sentence, the Class 8 Insurance Fund Payment Date shall occur as soon thereafter as a Cash distribution of $50,000 may be made to holders of Class 8 Claims and Reorganized Discovery Zone. Notwithstanding any other provision of this Section 5.6(b), Reorganized Discovery Zone shall make a final distribution from the Class 8 Insurance Fund in the event the Cash to be distributed on the final Class 8 Insurance Fund Payment Date is of an amount not less than $2,000.

            (c) Reorganized Discovery Zone shall determine, as of each Class 8 Insurance Fund Payment Date, the amount of Cash which shall be distributed to each holder of a Class 8 Claim and which shall be distributed to Reorganized Discovery Zone. Reorganized Discovery Zone shall first calculate the holder's Pro Rata portion of Cash then held in the Class 8 Insurance Fund, such portion determined, solely for the purpose of this calculation, as if all Disputed Class 8 Claims were Allowed Claims (such amount being the "Class 8 Initial Pro Rata Calculation Value"). Reorganized Discovery Zone shall also determine the sum of
(i) the amount of Cash, if any, previously distributed to such holder in respect of its Class 8 Claim from the Class 8 Insurance Fund, plus (ii) any sums previously distributed to Reorganized Discovery Zone from the Class 8 Insurance Fund in respect of such holder's Claim pursuant to Section 5.6(d), less (iii) the Cash or the value of Reorganized DZ Units (determined as of the Effective
Date) previously distributed to such holder in respect of its Class 8 Claim other than from the Class 8 Insurance Fund (such sum being "Section 5.6 Calculation Sum").

            (d) In the event the Section 5.6 Calculation Sum is a negative number, on the Class 8 Insurance Fund Payment Date: (i) Reorganized Discovery Zone shall receive Cash from the Class 8 Insurance Fund in an amount equal to the Section 5.6 Calculation Sum expressed as a positive number but, in any event, not exceeding the holder's Class 8 Initial Pro Rata Calculation Value, and (ii) the holder of the Class 8 Claim shall receive Cash from the Class 8 Insurance Fund in an amount equal to the positive sum, if any, of its Class 8 Initial Pro Rata Calculation Value and the Section 5.6 Calculation Sum. In the event the Section 5.6 Calculation Sum is a positive number, the holder of the Class 8 Claim shall receive Cash equal to the amount of its Class 8 Holder's Initial Pro Rata Calculation Value on the Class 8 Insurance Fund Payment Date.

            Section 5.7. Distribution of Reorganized DZ Units to Class 10. The aggregate number of Reorganized DZ Units which will be distributed to holders of Allowed Class 10 Claims pursuant to Section 4.13 will be equal to the product of the Per Claim Distribution multiplied by the sum of the Allowed amounts of Class 10 Claims satisfied by distributions of Reorganized DZ Units.

            Section 5.8. Distribution of Fractional Reorganized DZ Units. (a) Fractional Reorganized DZ Units shall not be distributed. Instead, each Creditor which would, except for the operation of this Section 5.8, be a holder of a fractional Reorganized DZ Unit shall receive a whole number of shares of New Common Stock determined in accordance with the calculations described in Section 5.8(b).

            (b) The first step in determining the number of shares of New Common Stock which a Creditor will receive pursuant to this Section 5.8 is to determine the product of 0.9 (nine-tenths) and the holder's fractional interest in a Reorganized DZ Unit, such fractional interest rounded to the first decimal place (rounding down in the case of 0.05 or less and rounding up in the case of more than 0.05). The holder shall receive a whole number of shares of New Common Stock equal to this product rounded to a single integer (rounding down in the case of 0.5 or less and rounding up in the case of more than 0.5). Fractional shares of New Common Stock shall not be distributed.

            (c) All Ten Year Reorganized DZ Warrants not distributed due to the operation of Section 5.8(a) shall be cancelled and no Person shall have any rights with respect to such Ten Year Reorganized DZ Warrants.

            Section 5.9. Cash Distribution to Classes 7, 8 and 10. To the extent the Debtors obtain Exit Financing in excess of the sum of $30,000,000 (or such other amount as the Plan Proponents determine, in their sole discretion, is sufficient to fund working capital, capital expenditures and other operating needs) plus the amount of Cash required to make distributions to Classes 1, 1A and 3, the Debtors will make Cash Distributions of all such excess funds up to twenty percent (20%) of the aggregate Allowed Claims in Classes 7, 8 and 10 held by Creditors that have elected to receive Cash Distributions (such Creditors being "Electing Holders") and make Cash Deposits in respect of Disputed Claims the holders of which are estimated to become Electing Holders of Allowed Claims. If the Debtors cannot make the Complete Cash Distribution and Deposit, the Debtors will make Cash Distributions to all Electing Holders Pro Rata (both among Classes and within each relevant Class) based upon the amount of Allowed Claims held by such Electing Holders and make Cash Deposits Pro Rata (among Disputed Claims Reserves) based upon the amount of Disputed Claims the holders of which are estimated to become Electing Holders of Allowed Claims. As described more fully in Article IV, Electing Holders will receive Reorganized DZ Units to the extent the Cash Distributions do not satisfy their Claims.

            Section 5.10. Public Listing of New Common Stock. In the event the Debtors make the Complete Cash Distribution and Deposit, Reorganized Discovery Zone will have no obligation under this Plan to obtain a Listing (as defined below) for the New Common Stock or the Ten Year Reorganized DZ Warrants. However, if the Debtors do not make the Complete Cash Distribution and Deposit and a Listing has not been obtained, Reorganized Discovery Zone must use commercially reasonable efforts, beginning on the first anniversary of the Effective Date, to obtain by no later than fifteen (15) months after the Effective Date (i) a continuing listing of the New Common Stock and Ten Year Reorganized DZ Warrants on a national stock exchange or (ii) a continuous quotation of the aforementioned securities quoted through any tier of the Nasdaq Stock Market (in either case, a "Listing"). If the application for a Listing is denied, Reorganized Discovery Zone shall use commercially reasonable efforts to cure the conditions which resulted in such denial, and Reorganized Discovery Zone shall reapply for Listing promptly after such conditions are cured.

            Section 5.11. Merger of Reorganized Debtors. Simultaneously with the commencement of the Effective Date, Reorganized Discovery Zone, the U.S. Holding Company and the Merger Subsidiaries will take all such actions as may be necessary or appropriate to effect the Merger Transactions on the terms and subject to the conditions set forth in the Merger Agreement. Without limiting the generality of the foregoing sentence, promptly upon the satisfaction or waiver of each of the conditions set forth in the Merger Agreement, each of the U.S. Holding Company and the Merger Subsidiaries will cause the Merger Agreement, a certificate of merger or other appropriate documentation conforming to the applicable provisions of the laws of its jurisdiction of organization to be appropriately filed in such jurisdiction pursuant to applicable provisions of such laws and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by such laws or other applicable laws in connection with the Merger Transactions.

            Section 5.12. Request for Substantive Consolidation. This Plan is predicated on the substantive consolidation of the Debtors. The Debtors request substantive consolidation on the grounds that (i) the Debtors' Creditors did not deal with each Debtor as a single economic unit, but rather, the Debtors were dealt with together as a single "Discovery Zone" entity and (ii) the Claims against and the other affairs of the Debtors are so intermingled that the denial of substantive consolidation would result in a costly, time-consuming administrative burden.

            Section 5.13. Employee Retention Plan. On the Effective Date and thereafter, Reorganized Discovery Zone will implement and make those payments required under the Employee Retention Plan.

            Section 5.14. Stock Incentive Plan. On or prior to the Effective Date, the Stock Incentive Plan, substantially in the form attached as Exhibit F hereto, will be adopted by Discovery Zone and, by voting to accept this Plan, all holders of Class 6, 7, 8, 9 and 10 Claims shall be deemed to have ratified and approved the Stock Incentive Plan. Following the Effective Date, the Board of Directors of Reorganized Discovery Zone may amend or modify the Stock Incentive Plan in accordance with the terms thereof and any such amendment or modification shall not require amendment of this Plan.

            Section 5.15. Subordination. In consideration of the distributions to be made to the holders of Class 6 Allowed Claims under this Plan, such holders shall each be deemed as of the Effective Date to have agreed to limit the enforcement of any contractual or statutory subordination of which they may be the beneficiaries to their right to receive the consideration to be provided to them under this Plan and to have agreed to allow the holders of Class 9 Allowed Claims to receive the consideration to be provided to them under this Plan, free of any subordination claims that may otherwise be applicable. Notwithstanding the previous sentence, the subordination provisions under the LYONS shall be enforced without exception and the holders of Allowed Class 9 Claims shall not receive any distribution under this Plan in the event that the holders of Class 9 Claims are not entitled to receive any distribution under
Section 4.11.

            Section 5.16. Disputed Claims. (a) Notwithstanding any other provision of this Plan, no property shall be distributed under this Plan on account of any Disputed Claim. On the Effective Date, Reorganized Discovery Zone shall establish, and hold in trust, reserves (each being a "Disputed Claims Reserve") with respect to each Class of Claims in which there exists a Disputed Claim and place in each Disputed Claims Reserve property to be distributed on the later of the Effective Date and the date such Claim becomes Allowed on account of such Claims to the extent such Claims become Allowed.

            (b) Cash held in any Disputed Claims Reserve shall be held in a segregated interest-bearing trust account. To the extent practicable, Reorganized Discovery Zone may invest the Cash in any Disputed Claims Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment.

            (c) On or prior to the Confirmation Date, either (i) the Plan Proponents and the Committee shall have jointly determined, and such determination shall have been approved by the Bankruptcy Court, or (ii) the Bankruptcy Court shall have determined, for each Class of Claims, other than Class 1A, the amount of Cash and the number of Reorganized DZ Units sufficient to fund the Disputed Claims Reserve with respect to each such Class. In accordance with the preceding sentence, the Bankruptcy Court may estimate the maximum amount of Disputed Claims in each Class for the purpose of funding each

Disputed Claims Reserve in accordance with this Section 5.16.

            (d) In the event that the Cash or Reorganized DZ Units which are held in a Disputed Claims Reserve with respect to a Class are insufficient to satisfy the Allowed Claims of such Class, Reorganized Discovery Zone shall deposit into the applicable Disputed Claims Reserve Reorganized DZ Units necessary to satisfy such Allowed Claims as such Claims become Allowed by Final Order, the number of such Reorganized DZ Units determined as if the Disputed Claim became an Allowed Claim on the Effective Date. Notwithstanding any other provision of this Plan, any Electing Holder whose Claim becomes Allowed after all Cash in the applicable Disputed Claims Reserve has been distributed shall receive its Pro Rata portion of Reorganized DZ Units.

            (e) The property in each Disputed Claims Reserve, including the allocable portion of the net return yielded from the investment of any Cash in such Disputed Claims Reserve, if any, and all regular and special dividends, if any, that would have been received by the holder of shares of New Common Stock that were held in each Disputed Claims Reserve, will be distributed by Reorganized Discovery Zone to the holders of the Disputed Claims as such Claims become Allowed by Final Order.

            (f) To the extent that Claims ultimately Allowed in any Class exceed prior estimates of the Claims in that Class, Reorganized Discovery Zone shall distribute additional Reorganized DZ Units and Cash, if any, held in the applicable Disputed Claims Reserve to the holders of such Claims so that the final distribution of Reorganized DZ Units to such holders and to all holders in Classes 6, 7, 8 and 10 represent the same Per Claim Distribution.

            (g) In the event there shall be, with respect to the Disputed Claims Reserve for any Class, (i) an amount of Cash in excess of that required to pay all Disputed Claims in such Class a twenty percent (20%) distribution in Cash pursuant to this Plan (assuming that all such Disputed Claims became Allowed Claims), or (ii) any Cash remaining in such Disputed Claims Reserve after all disputes relating to Disputed Claims in such Class have been resolved and all distributions in respect of such Claims have been made, Reorganized Discovery Zone shall distribute such Cash pro rata to all other Disputed Claims Reserves. Any property remaining in any Disputed Claims Reserve (x) in excess of the amount of Cash required to satisfy all Disputed Claims in Cash pursuant to this Plan (assuming that all such Disputed Claims became Allowed Claims) or (y) after the resolution of all disputes relating to Disputed Claims in such reserve, shall become the property of Reorganized Discovery Zone.

            Section 5.17. Withholding of Taxes. To the extent required by applicable law, there shall be withheld from any property distributed under this Plan any property which must be withheld for taxes payable by the Person entitled to such property to the extent required by applicable law.

            Section 5.18. Professional Fees and Expenses; Administrative Expense Claims Bar Date. (a) Each Person retained or requesting compensation and reimbursement in the Cases pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code shall be entitled to file an application for allowance of compensation and reimbursement of expenses incurred prior to the Confirmation Date in the Cases on or before the Administrative Expense Claim Bar Date. Objections to each such application other than objections submitted by the Fee Auditor must be filed on or before the sixtieth (60th) day after the Administrative Expense Claim Bar Date.

            (b) The Confirmation Order shall contain the Administrative Expense Claim Bar Date which shall be a date at least thirty (30) days after the Effective Date.

            (c) Liabilities incurred in Debtors' purchase, lease or use of goods and services in the ordinary course of their business, including Administrative Expense Claims for amounts due on account of services rendered to the Debtors, including, without limitation, expenses incurred in accordance with Section 11.5 of this Plan and other fees and expenses of professionals, after the Confirmation Date shall be paid by the Reorganized Debtors pursuant to the terms and conditions of the particular transaction giving rise to such Claims, without any further action by the holders of such Claims.

            Section 5.19. Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan is not a Business Day, the transactions contemplated by this Plan to occur on such day shall occur instead on the next succeeding Business Day.

            Section 5.20. Unclaimed Property. Notwithstanding section 1143 of the Bankruptcy Code, any Person who fails to claim any Cash, New Common Stock or Ten Year Reorganized DZ Warrants within one (1) year from the Effective Date or from such later date as a Claim becomes an Allowed Claim shall forfeit all rights to any distribution under this Plan. Persons who fail to claim Cash, New Common Stock or Ten Year Reorganized DZ Warrants forfeit their rights thereto and shall have no claim whatsoever against the Debtors or Reorganized Debtors or any holder of an Allowed Claim to whom distributions are made.

            Section 5.21. Fractional Cents. When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of .50 or less and rounding up in the case of more than .50).

            Section 5.22. Revesting of Assets. All property of each Estate shall revest in the applicable Reorganized Debtor on the Effective Date free and clear of all Claims, liens, charges, encumbrances and Interests, except as otherwise provided in this Plan, provided, however, that any liens on or security interests in property of each Estate which secure postpetition Claims shall attach to such property on and after the Effective Date until such postpetition Claims have been satisfied in full.

                                   ARTICLE VI

            METHOD OF RESOLUTION FOR PERSONAL INJURY DISPUTED CLAIMS

            Section 6.1. Information Assembly. (a) Within thirty (30) days after the Effective Date, Reorganized Discovery Zone shall mail to each holder of a Disputed Claim relating to a personal injury (a "Personal Injury Disputed Claim") a form prepared by Reorganized Discovery Zone, requesting such information as it believes is necessary to evaluate such Personal Injury Disputed Claim.

            (b) No later than sixty (60) days after Reorganized Discovery Zone mails such form to a holder of such a Personal Injury Disputed Claim, the holder must return the completed form by properly addressed first class mail, postage prepaid, to Reorganized Discovery Zone and any Insurer on such Personal Injury Disputed Claim which is entitled to participate in the settlement process pursuant to agreement or applicable law. The completed form must be signed, under penalty of perjury, by the holder and the holder's counsel, if any, and the signature of the holder must be notarized. Each form must include documentation which sets forth (i) the cause of the injury, (ii) the nature and extent of the injury and (iii) a detailed description of the compensation sought by the holder of the Personal Injury Disputed Claim. This documentation may include: (i) copies of all medical bills, (ii) copies of all medical reports,
(iii) copies of all expert reports, (iv) copies of all tax returns for the time periods for which the holder of the Personal Injury Disputed Claim is seeking compensation for lost wages, (v) copies of all x-rays, (vi) copies of all MRIs,
(vii) copies of all wage statements, W-2 forms, W-4 forms, and 1099 forms for the time periods for which the holder of the Personal Injury Disputed Claim is seeking compensation for lost wages, (viii) copies of all pictures of any accident scene, and (ix), in the case of wrongful death claims, copies of all autopsy reports. If the form is not returned in accordance herewith within the required sixty-day period, the Personal Injury Disputed Claim shall be deemed disallowed.

            Section 6.2. Settlement Offers. (a) Within ninety (90) days from the date on which Reorganized Discovery Zone and the Insurer, if any, receive the forms returned in accordance with Section 6.1, Reorganized Discovery Zone or, if there is an Insurer, Reorganized Discovery Zone and/or the Insurer shall do one of the following:

            (i) offer to settle the Personal Injury Disputed Claim;

            (ii) deny the Personal Injury Disputed Claim; or

            (iii) request additional information from the holder of the Personal Injury Disputed Claim, including, without limitation, submission to an independent medical examination.

            (b) If an offer of settlement is made, the holder must notify Reorganized Discovery Zone of its decision to accept or reject the offer of settlement in a writing received by Reorganized Discovery Zone within thirty
(30) days after the offer of settlement is made. If the holder accepts the offer of settlement, the Personal Injury Disputed Claim shall be deemed to be Allowed on the date on which Reorganized Discovery Zone and/or the Insurer, as the case may be, receives notice of such acceptance. If the offer of settlement is not accepted or rejected within such thirty-day period, the offer of settlement shall be deemed accepted.

            (c) If additional information is requested, the holder must provide such additional information to Reorganized Discovery Zone within sixty (60) days of the request. If Reorganized Discovery Zone does not receive such additional information within such sixty-day period, the Personal Injury Disputed Claim shall be deemed disallowed. If the requested additional information is provided within such sixty-day period, Reorganized Discovery Zone or, if there is an Insurer, Reorganized Discovery Zone and/or the Insurer must make an offer of settlement or deny the Personal Injury Disputed Claim within ninety (90) days after it receives such additional information. If Reorganized Discovery Zone and/or the Insurer does not make an offer of settlement or deny the Personal Injury Disputed Claim within such ninety-day period, the Personal Injury Disputed Claim will be submitted to mediation pursuant to Section 6.3.

            (d) If a holder of a Personal Injury Disputed Claim rejects an offer of settlement within thirty (30) days after the offer of settlement is made or the Personal Injury Disputed Claim is denied, the Personal Injury Disputed Claim shall be submitted to mediation pursuant to Section 6.3 of this Plan.

            Section 6.3. Mediation. (a) Each Personal Injury Disputed Claim which is referred to mediation shall be submitted to mediation by a mediator approved by Reorganized Discovery Zone and/or the Insurer, on the one hand, and the holder of the Personal Injury Disputed Claim, on the other, or, if these Persons cannot agree, by a mediator assigned by the Bankruptcy Court. Such mediator shall work with all Persons involved, including, without limitation, any Insurer, to negotiate a mutually satisfactory resolution with respect to the Personal Injury Disputed Claim. Within thirty (30) days of the date on which a mediator is appointed, the mediator shall schedule a mediation conference in a place agreed to by each of the Persons involved, or if such Persons cannot agree, at a place selected by the mediator at which all Persons involved shall either (i) appear personally or (ii) be represented by a Person authorized to enter into a binding settlement agreement on behalf of such involved Person. The mediator shall give each such involved Person at least twenty (20) days' prior written notice of the date, the time and the place of the conference. If any Person which has received notice of such mediation (or his, her or its designated representative) fails to appear at such mediation conference, any other Person may petition the Bankruptcy Court for an award of costs, including, without limitation, reasonable attorneys' fees against the non-attending Person. In addition, if the holder or the holder's designated representative, if any, fails to attend, the Personal Injury Disputed Claim shall be deemed disallowed.

            (b) At the conclusion of the mediation conference, each Person (or its designated representative) shall sign before the mediator a statement to the effect that (i) the Personal Injury Disputed Claim has been resolved by mutual agreement (subject to approval of the Bankruptcy Court) and the basis of such resolution, (ii) the Personal Injury Disputed Claim shall be submitted to binding arbitration or (iii) the Personal Injury Disputed Claim shall proceed before the district court for the district in which the Personal Injury Disputed Claim arose.

            Section 6.4. Arbitration and Trial. (a) If a Personal Injury Disputed Claim is submitted to binding arbitration, the Personal Injury Disputed Claim shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. This binding arbitration shall be conducted in either a place agreed to by each of the Persons involved, including, without limitation, any Insurer or, if such Persons cannot agree, Reorganized Discovery Zone's corporate headquarters. No Person involved in such arbitration shall be permitted to appeal any award except as expressly permitted by Section 10 of the Federal Arbitration Act, as amended, and there shall be no right to a de novo trial subsequent to the arbitration.

            (b) Upon compliance with the procedures set forth in this Article VI, the holder of a Personal Injury Disputed Claim subject to this Article VI shall have the right to pursue such Personal Injury Disputed Claim in a federal district court in accordance with 28 U.S.C. ss. 157(b)(5) and the Federal Rules of Civil Procedure. Any case filed prior to the Petition Date shall be transferred from the forum in which it is pending to the federal district court for the district in which the Disputed Claim arose. The Personal Injury Disputed Claim shall be prosecuted in that federal district court.

                                   ARTICLE VII

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
                           INDEMNIFICATION OBLIGATIONS

            Section 7.1. Assumption and Rejection of Executory Contracts and Unexpired Leases. Each executory contract or unexpired lease not previously assumed shall be deemed rejected as of the Effective Date, except those executory contracts or unexpired leases listed in Schedule 2 to this Plan, which the Debtors will assume on the Confirmation Date; provided, however, that the Reorganized Debtors shall have the right, at any time prior to sixty (60) days after the Effective Date, to amend Schedule 2; any executory contract or unexpired lease not previously assumed which is added to or deleted from
Schedule 2 will be assumed or rejected, respectively, as of the date of such amendment.

            Section 7.2. Cure of Defaults. All cure and other payments required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed or assumed and assigned under this Plan shall be made by the Reorganized Debtors. In the event of a dispute regarding the amount of any cure or other payment, the ability of any Reorganized Debtor or an assignee to provide adequate assurance of future performance, or any other matter pertaining to assumption or assignment, the Reorganized Debtors shall make such cure or other payments required by section 365(b)(1) of the Bankruptcy Code following the entry of a Final Order resolving such dispute. The Reorganized Debtors shall cure all other defaults existing under any executory contract or unexpired lease which is assumed under this Plan.

            Section 7.3. Claims for Damages. Each Person who is a party to an executory contract or unexpired lease rejected pursuant to Section 7.1 shall be entitled to file, not later than thirty (30) days after such rejection, a proof of claim for damages alleged to arise from the rejection of such executory contract or unexpired lease to which such Person is a party. Objections to any such proof of claim shall be filed not later than sixty (60) days after such proof of claim is filed, and the Bankruptcy Court shall determine any such objections. Payment of such Claim shall be made on the later of (i) ten Business Days after the expiration of the sixty-day period for filing an objection in respect of any proof of Claim filed pursuant to this Section 7.3 and (ii) ten Business Days after the Claim has been Allowed by a Final Order, provided that no such payments shall be made before the Effective Date.

            Section 7.4. Classification of Claim. Allowed Claims arising out of the rejection of executory contracts or unexpired leases shall be Class 7 Claims.

            Section 7.5. Indemnification Obligations. (a) Except as limited below, the obligations of the Debtors to indemnify each Indemnified Person pursuant to the Debtors' respective articles of incorporation, by-laws, applicable state law or specific agreement shall survive confirmation of this Plan and shall not be discharged pursuant to section 1141 of the Bankruptcy Code, provided that, with respect to indemnification obligations incurred before the Petition Date, the Claim of any Indemnified Person for any loss, cost or expense with respect to occurrences before the Petition Date shall be limited to the cost of defense and, to the extent that any amounts are paid as a cost of defense of a claim with respect to occurrences before the Petition Date which is adversely determined as to any Indemnified Person, such amounts shall be returned by such Indemnified Person to the Reorganized Debtors immediately after such adverse determination. Any Claim of any Person other than an Indemnified Person based upon an indemnity obligation of the Debtors shall be disallowed and any obligation of the Debtors to indemnify any such Person shall terminate as of the day immediately preceding the Petition Date and cease to be of any further force or effect.

            (b) The term "Indemnified Person" means (i) each Person serving as an officer or director of any of the Debtors on the Petition Date or on the Effective Date, and each employee indemnified by a Debtor as of the Confirmation Date pursuant to the applicable Debtor's articles of incorporation, by-laws, applicable state law or specific agreement, and (ii) professionals retained in these Cases and having an indemnity from the Debtors. The term "Indemnified Person" does not include the following former officers and directors of Discovery Zone: Donald Flynn, Robert Mitchum, Victor Casini, Gerard Seegers and John McCarthy.

                                  ARTICLE VIII

                          CERTIFICATE OF INCORPORATION;
                              CORPORATE GOVERNANCE

            Section 8.1. Certificate of Incorporation. Reorganized Discovery Zone will amend and restate its existing Certificate of Incorporation and By-Laws in substantially the forms attached hereto as Exhibits A and B, respectively. The amended and restated Certificate of Incorporation and By-Laws will include (i) authorization to issue 10,000,000 shares of common stock of Reorganized Discovery Zone, of which 4,000,000 shares of New Common Stock will be issued pursuant to the Plan and approximately 968,000 shares will be reserved for issuance (x) pursuant to the Stock Incentive Plan and (y) upon exercise of the Ten Year Reorganized DZ Warrants, and 4,000,000 shares of preferred stock of Reorganized Discovery Zone, (ii) provision for restrictions on the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, and (iii) such other provisions as may be consistent with the terms of this Plan.

            Section 8.2. New Board of Directors. The Reorganized Discovery Zone Board of Directors shall consist of at least five members. The Class 6 Creditors have nominated four of the New Directors and the Creditors' Committee has nominated one of the New Directors. The names, affiliations and backgrounds of the New Directors are set forth in Exhibit 2 to the Disclosure Statement. The term in office of the New Directors will commence on the Effective Date. Such directors may remain in office unless and until their successors are duly elected or qualified or they are removed by the stockholders of Reorganized Discovery Zone, in either case in accordance with the Certificate of Incorporation and By-Laws of Reorganized Discovery Zone; provided, however, that the New Director nominated by the Creditors' Committee shall serve for a term of a least three (3) years, beginning on the Effective Date. Such Creditors' Committee New Director shall serve such three (3) year term notwithstanding any assignment by Birch or its affiliates of any ownership interest in Reorganized Discovery Zone.

                                   ARTICLE IX

                  CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

            Section 9.1. Confirmation. The Bankruptcy Court shall not begin a hearing on confirmation of this Plan and thereafter enter the Confirmation Order unless the Debtors' investment bankers have provided the Debtors and the Creditors' Committee with reasonable assurance that they have obtained commitments from investors, conditioned upon confirmation of this Plan, sufficient to consummate the Exit Financing within 14 days of the Confirmation Date.

            Section 9.2. Effective Date. The occurrence of the Effective Date is subject to the following conditions precedent:

            (a) The Debtors shall have consummated the Exit Financing on terms acceptable to the Plan Proponents in an amount necessary to make the Cash payments required to be made under this Plan on the Effective Date and for working capital purposes.

            (b) The Confirmation Order, in form and substance satisfactory to the Plan Proponents, shall become a Final Order.

            (c) The Bankruptcy Court shall have entered a substantive consolidation order, in form and substance satisfactory to the Plan Proponents, which shall have become a Final Order.

            (d) All documents contemplated to be executed or implemented in connection with the Plan, including, without limitation, Exhibit 1 annexed to the Disclosure Statement and Exhibits A through H to this Plan, shall be executed or implemented in a form satisfactory to the Plan Proponents.

            Section 9.3. Waiver of Conditions. The Plan Proponents expressly reserve the right to waive any of the conditions set forth in this Article IX.

                                    ARTICLE X

                            RETENTION OF JURISDICTION

            Section 10.1. Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or relating to the Cases, including, but not limited to, the following matters:

            (a) to determine the allowance or classification of Claims or Interests and to determine any objections thereto;

            (b) to construe and take any action to enforce this Plan and to issue such orders as may be necessary for the implementation, execution and consummation of this Plan;

            (c) to determine any and all applications for allowance of compensation or reimbursement of expenses;

            (d) to determine any other requests for payment of Priority Claims;

            (e) to determine any other request for payment of Administrative Expense Claims;

            (f) to resolve any dispute regarding the implementation of this Plan;

            (g) to determine any and all applications pending on the Confirmation Date for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (h) to determine all applications, motions, adversary proceedings, contested matters and other litigated matters that may be pending in the Court on or initiated after the Effective Date in connection with the Cases;

            (i) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (j) to modify the Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Plan, or to reconcile any non-material inconsistency in the Plan so as to carry out its intent and purposes;

            (k) to enter an order or final decree closing the Cases;

            (l) to determine matters under section 505 of the Bankruptcy Code relating to any tax, fine, penalty or addition to tax for which any Debtor or the Estates may be liable, directly or indirectly, or any refund to which any Debtor may be entitled;

            (m) to consider and act on the compromise and settlement or payment of any Claim against any Debtor or Estate;

            (n) to determine all questions and disputes regarding title to the assets of any Debtor or Estate;

            (o) to construe, enforce and resolve all questions and disputes relating to employment agreements existing or approved by the Bankruptcy Court at or prior to the Confirmation Date;

            (p) to approve the surrender and abandonment of property of any Debtor or Estate pursuant to the Bankruptcy Code;

            (q) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

            (r) to remedy any breach or default occurring under this Plan; and

            (s) to resolve and finally determine all disputes that may relate to, impact on, or arise in connection with, this Plan.

                                   ARTICLE XI

                             EFFECTS OF CONFIRMATION

            Section 11.1. Discharge. The Confirmation Order shall discharge each Debtor from any debt and liability that arose before Confirmation, as provided in sections 524 and 1141 of the Bankruptcy Code, and any debt and liability of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not:

            (i) a proof of claim based on such debt or liability is filed or deemed filed under section 501 of the Bankruptcy Code;

            (ii) a Claim based on such debt or liability is Allowed; or

            (iii) the holder of a Claim based on such debt or liability has accepted this Plan.

            Section 11.2. Limitation of Liability. Notwithstanding any other provision of this Article XI, none of the directors, officers, agents, representatives, accountants, financial advisors, attorneys or employees of (i) any Debtor during these Cases, (ii) any Reorganized Debtor, (iii) the Creditors' Committee, (iv) any member of the Creditors' Committee during these Cases, (v) Birch, (vi) any member of Birch or (vii) Viacom and neither the Debtors, the Reorganized Debtors, the Creditors' Committee, any member of the Creditors' Committee, Birch, any member of Birch nor Viacom shall have any liability for actions taken or omitted to be taken in good faith under or in connection with this Plan or in connection with the Cases or the operation of the Debtors during the pendency of the Cases.

            Section 11.3. Injunction. Except as otherwise expressly provided in this Plan, the Confirmation Order will provide, among other things, that all Persons who have held, hold or may hold Claims or who have held, hold or may hold any Interest are permanently enjoined from and after the Effective Date from (i) commencing or continuing in any manner any action or other proceedings of any kind against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, based upon, relating to, arising out of, or in any way connected with any such Claim or Interest, (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, the property of any Debtor or any Reorganized Debtor with respect to any such Claim, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, or against the property of any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch with respect to any such Claim, except that holders of security interests in or liens, charges or other encumbrances on property may perfect such security interests, liens, charges or other encumbrances, (iv) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or against the property of any Debtor, any Reorganized Debtor, any Indemnified Person, any member of the Creditors' Committee, Viacom, Birch or any member of Birch or any of their respective agents, employees, representatives, accountants, financial advisors or attorneys, with respect to any such Claim, (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claim as to which such Person shall be deemed to have covenanted not to sue as provided in this Section 11.3, and (vi) commencing any action, collecting or recovering by any manner or means any judgment, award, decree or order against the immediate or any mediate transferee of any property distributed pursuant to this Plan or the securities issued hereunder based upon a claim that the transferor's receipt of such property constituted a fraudulent conveyance, preference, violation of a bulk sales law or based upon any other claim that receipt and, or distribution of property by transfer pursuant to this Plan is wrongful. Notwithstanding anything contained herein, the injunction to be provided by the Confirmation Order, as described above, shall not prevent any person from taking any action to enforce any rights under the Plan or from taking the actions described in (i) through (vi) above against the following former officers and directors of Discovery Zone: Donald Flynn, Robert Mitchum, Victor Casini, Gerard Seegers and John McCarthy. Furthermore, notwithstanding anything contained herein, the injunction to be provided by the Confirmation Order, as described above, shall not prevent any lessor of nonresidential real property from exercising its rights under any lease or guaranty against Viacom.

            Section 11.4. Modification and Revocation of this Plan. (a) Subject to the restrictions and modifications set forth in section 1127 of the Bankruptcy Code, the Plan Proponents reserve the right to alter, amend or modify this Plan before its substantial consummation; provided, however, that any such alteration, amendment or modification shall not alter, amend or modify any provision hereof that directly or indirectly affects the treatment of a holder of an Unsecured Claim without the prior written consent of the Creditors' Committee.

            (b) The Plan Proponents reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and any Plan Proponent may separately exercise this right. If a Plan Proponent revokes or withdraws this Plan, or if Confirmation does not occur, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or (ii) prejudice in any manner the rights of the Debtors.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.1. Headings. The headings of the articles, sections and subsections of this Plan are inserted for convenience only and shall not affect the interpretation hereof.

            Section 12.2. Construction. The rules of construction used in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. Any provision of this Plan other than Section 5.5(b)(iv) with respect to the estimation or determination by any party, other than the Bankruptcy Court, of either (i) the number or amount of any Claims, whether Allowed, Disputed, or Disputed which will become Allowed (each, a "Claims Estimation"), or (ii) the value of any property, including, but not limited to Cash, Reorganized DZ Units, New Common Stock, Ten Year Reorganized DZ Warrants (each, a "Valuation Estimation"), shall be deemed to require that the Plan Proponents and the Creditors' Committee jointly make the Claims Estimation or the Valuation Estimation, and that such estimation be approved by the Bankruptcy Court. In the event the Plan Proponents and Creditors' Committee do not consensually make any Claim Estimation or Valuation Estimation, the Bankruptcy Court shall make such estimation.

            Section 12.3. Amendments. This Plan may not be altered, amended, modified or withdrawn without the prior written consent of each of the Plan Proponents.

            Section 12.4. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to the applicable party at its address.

            Section 12.5. Creditors' Committee. The Creditors' Committee shall continue to have all the rights, powers and duties conferred upon it pursuant to section 1103 of the Bankruptcy Code until the Effective Date, subject to the following sentence. On the Effective Date, the Creditors' Committee shall be disbanded and terminate; provided, however, that if the Bankruptcy Court is required to determine the Section 5.5 Distribution Value, and has not done so on or before the Effective Date, the Creditors' Committee shall continue solely for the purpose of, and in connection with, the Bankruptcy Court's determination of such value, until the earlier of (i) such date that the Bankruptcy Court has made such determination pursuant to a Final Order or (ii) the three month anniversary of the Effective Date. The Creditors' Committee's fees and expenses, including all professional fees, which may be reimbursed pursuant to Section
5.18 during such post-Effective Date period shall not exceed $10,000 per month. Professionals employed by the Creditors' Committee shall be compensated for services rendered and reimbursed for expenses incurred in accordance with
Section 5.18 and this Section 12.5.

            Section 12.6. Severability of Plan Provisions. If, on or before the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, with the consent of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

            Section 12.7. Plan Settlement Agreement. The Plan Proponents and the Creditors' Committee have entered into a settlement agreement with respect to the provisions of this Plan (the "Plan Settlement Agreement"), a true and correct copy of which is attached as Exhibit H to this Plan. To the extent that the terms of this Plan and the Plan Settlement Agreement conflict, the terms of the Plan Settlement Agreement shall control.

                                     Respectfully submitted,

                                     DISCOVERY ZONE, INC.

                                     Debtor and
                                     Debtor in possession


                                     By  /s/ Scott Bernstein
                                         ---------------------------------------
                                         Scott Bernstein
                                         Chief Executive Officer and President


                                     BEAVERTON FUN FITNESS, INC.
                                     DJM MANAGEMENT, INC.
                                     DZ OF CONNECTICUT, INC.
                                     DZ OF GEORGIA, INC.
                                     DZ OF MASSACHUSETTS, INC.
                                     DZ OF MISSOURI, INC.
                                     DZ OF NEW YORK, INC.
                                     DZ PARTY, INC.
                                     DZ OF PENNSYLVANIA, INC.
                                     DZ OF WISCONSIN, INC.
                                     PORTLAND FUN FITNESS, INC.
                                     VANCOUVER FUN FITNESS, INC.
                                     DISCOVERY ZONE (PUERTO RICO),
                                         INC.
                                     LEAPS & BOUNDS, INC.
                                     SEMBORG CORP.
                                     DZGP, INC.
                                     DISCOVERY ZONE CHILDREN'S
                                         AMUSEMENT CORPORATION

                                     Debtors and
                                     Debtors in possession


                                     By  /s/ Scott Bernstein
                                         ---------------------------------------
                                         Scott Bernstein
                                         President

                                     DISCOVERY ZONE L.P.

                                     Debtor and
                                     Debtor in possession

                                     By  DZGP, Inc., its general partner


                                     By  /s/ Scott Bernstein
                                         ---------------------------------------
                                         Scott Bernstein
                                         President


                                     TUMBLE FOR FUN LIMITED
                                         PARTNERSHIP

                                     Debtor and
                                     Debtor in possession

                                     By  Discovery Zone Children's Amusement
                                         Corporation, its general partner


                                     By  /s/ Scott Bernstein
                                         ---------------------------------------
                                         Scott Bernstein
                                         President

                                   Schedule 1

                                 List of Debtors

Discovery Zone, Inc.

Subsidiary Debtors

Beaverton Fun Fitness, Inc.
DJM Management, Inc.
DZ of Connecticut, Inc.
DZ of Georgia, Inc.
DZ of Massachusetts, Inc.
DZ of Missouri, Inc.
DZ of New York, Inc.
DZ of Pennsylvania, Inc.
DZ of Wisconsin, Inc.
Portland Fun Fitness, Inc.
Vancouver Fun Fitness, Inc.
Discovery Zone (Puerto Rico), Inc.
Leaps & Bounds, Inc.
Semborg Corp.
DZ Party, Inc.
DZGP, Inc.
Discovery Zone Children's Amusement Corporation

Partnership Debtors

Discovery Zone L.P.
Tumble for Fun Limited Partnership
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                                   Schedule 2

             Executory Contracts and Unexpired Leases to be Assumed
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                                    Exhibit A

       Form of Certificate of Incorporation of Reorganized Discovery Zone
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                                    Exhibit B

                  Form of By-Laws of Reorganized Discovery Zone
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                                    Exhibit C

                           Employee Retention Program
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                                    Exhibit D

                      Form of Agreement and Plan of Merger
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                                    Exhibit E

                            Form of Warrant Agreement
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                                    Exhibit F

                          Form of Stock Incentive Plan
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                                    Exhibit G

                             McDonald's Stipulation
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                                    Exhibit H

                        Form of Plan Settlement Agreement